Stock Purchase Agreement

     Stock Purchase Agreement (the "Agreement"), dated as of March 5, 1996, among Comdial Corporation, a Delaware corporation ("Buyer"); Nick Branica ("Branica"); and Eoin Heaney ("Heaney"). Branica and Heaney are sometimes referred to herein collectively as the "Sellers" and individually as a "Seller."
                           The Recitals

     The Board of Directors of Buyer deems it advisable and in its best interests and the best interests of its stockholders that Buyer acquire Key Voice Technologies, Inc. ("KVT"); and Sellers, who own all of the issued and outstanding capital stock of KVT, deem it in their best interests and the best interests of KVT that KVT be acquired by Buyer, in order to advance the long-term business interests of Buyer and KVT. The acquisition by Buyer of KVT shall be accomplished in accordance with the terms of this Agreement, pursuant to which Buyer will purchase all of the issued and outstanding shares of the capital stock of KVT (the "KVT Stock") from the Sellers (the "Acquisition").

                          The Agreement

     Now, Therefore, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                             Article 1
                  Purchase and Sale of KVT Stock

     Section 1.1 Purchase and Sale of KVT Stock. At the Closing, Sellers agree to sell the KVT Stock to Buyer, and Buyer agrees to purchase the KVT Stock from Sellers, for the considerations hereinafter set forth in this Agreement.

     Section 1.2 Base Purchase Price. The base purchase price (the "Base Purchase Price") for the KVT Stock, which shall be paid in the manner set forth in Section 1.4, shall be the sum of (i) $16,250,000.00, plus (ii) the net book value of Certain Accounts of KVT on the Closing Date. The term "Certain Accounts" as used herein shall mean (i) the sum of the cash and accounts receivable of KVT net of KVT's reserve for doubtful accounts, less (ii) the accounts payable and accrued expenses of KVT, all determined on a basis consistent with the manner in which the KVT Financial Statements were prepared, and determined by reference solely to those accounts of KVT that are included in Exhibit A to this Agreement. At the Closing, Buyer will pay Sellers the amount (the "Estimated Base Purchase Price") of $1,528,193.57, being the amount of the Certain Accounts shown on KVT's balance sheet as at February 29, 1996, and reflected on Exhibit A, subject to adjustments to reflect known variances as may be mutually agreeable to the parties. The Estimated Base Purchase Price shall be paid in the manner hereinafter set forth in Section 1.4.

     Section 1.3 Adjustment to the Base Estimated Purchase Price. As promptly as practical, but in no event more than 30 days after the Closing, Sellers shall deliver to Buyer a balance sheet for KVT (the "Closing Date Balance Sheet"), prepared on a basis consistent with the basis on which the KVT Financial Statements have been prepared. As promptly as practical, but in no event more than 90 days after the Closing, Buyers shall cause Deloitte & Touche, llp (the "Buyer's Auditors") to prepare and deliver to the parties a draft of a schedule of the Current Accounts of KVT as of the commencement of business on the Closing Date (the "Preliminary Closing Date Schedule"), which shall reflect the value of the Certain Accounts as of such date, together with a draft of their report stating without qualification that the Preliminary Closing Date Schedule has been prepared in conformity with the basis on which the Seller Financial Statements and the Seller Interim Financial Statements have been prepared.

          (1) Prior to the Closing, Sellers and Sellers' auditors may review the manner in which Buyer's Auditors plan to prepare the Preliminary Closing Date Schedule, including, but not limited to, the nature and extent of the procedures to be applied in preparing the schedule.

          (2) During the five (5) business days following the receipt by Sellers of the draft of the Preliminary Closing Date Schedule and the report of Buyer's Auditors with respect thereto, Sellers or Sellers' auditors shall be permitted to review the working papers of Buyer's Auditors relating to the draft of the Preliminary Closing Date Schedule, and shall have such access to Buyer's Auditor's personnel as may be reasonably necessary to permit them to review in detail the manner in which the draft was prepared. Buyer and Buyer's Auditors shall cooperate with Seller and Sellers' auditors in facilitating such review. Sellers or Sellers' auditors shall give any comments or objections they have with respect to the draft of the Preliminary Closing Date Schedule to Buyer and Buyer's Auditors. Such comments or objections, insofar as they relate to the valuation of any assets or liabilities, shall be resolved by Buyer, and a final schedule reflecting the values of Certain Accounts of KVT as of the commencement of business on the Closing Date (the "Final Closing Date Schedule") delivered to the Sellers pursuant to the provisions of the next paragraph shall reflect such resolution.

          (3)  Within three (3) business days after the expiration of such five
(5) business day period, Buyer's Auditors shall deliver to Sellers the Final Closing Date Schedule accompanied by a definitive report of Buyer's Auditors with respect thereto. Within three (3) business days after receipt of such schedule and report, Sellers shall deliver a letter to Buyer stating whether they concur with such report and their exceptions thereto, if any, together with the reasons therefor. If such objections cannot be resolved between Buyer and Sellers within five (5) business days after delivery of such letter by Buyer's Auditors, the question or questions in dispute shall then be submitted, as soon as practicable, to a mutually acceptable firm of independent public accountants of recognized standing, the decision of which as to such question or questions in dispute shall be final and binding upon Sellers and Buyer.

          (4) If the Final Closing Date Schedule, after the resolution of all disputes, indicates that the amount of the Certain Accounts of KVT included in the Estimated Base Purchase Price was less than the amount of the Certain Accounts of KVT reflected in the Final Closing Date Schedule, Buyer shall promptly pay to Seller, in immediately available funds, but without interest, the amount of the difference. If the Final Closing Date Schedule, after the resolution of all disputes, indicates that the amount of the Certain Accounts of KVT included in the Estimated Base Purchase Price exceeded the amount of the Certain Accounts of KVT reflected in the Final Closing Date Schedule, Sellers shall promptly pay to Buyer, in immediately available funds, but without interest, the amount of such excess.

          (5) The fees of Buyer's Auditors incurred in connection with the preparation of the Preliminary and Final Closing Date Schedules shall be borne by Buyer, and the fees of Sellers' auditors incurred in connection with their review of the work done in connection with the preparation of such schedules shall be borne by Sellers. The fees of any independent accounting firm appointed pursuant to Section 1.3(3) shall be borne equally by Sellers and Buyer.

     Section 1.4 Payment of Base Purchase Price. The Base Purchase Price shall be paid to Sellers as set forth below.

          (1) At the Closing, the Estimated Base Purchase Price shall be paid to Sellers as follows:

               (i) $7,000,000.00 shall be paid by delivery to Sellers of Buyer's installment promissory note in that face amount (the "Secured/Subordinated Promissory Note"), substantially in the form of the promissory note attached to this Agreement as Exhibit B, and secured by a security agreement (the "Security Agreement") substantially in the form of the security agreement attached to this Agreement as Exhibit C; and

               (ii) $2,250,000.00 shall be paid by delivery to Sellers of 243,097 shares of the common stock, par value $0.01 per share, of Buyer (the "Buyer Common Stock"), which shares of Buyer Common Stock will be fully paid and non-assessable and will be subject to, and entitled to the benefits of, the provisions set forth in Section 5.8 and Article 6 of this Agreement; and

               (iii) $7,000,000.00 (the "Cash Payment") shall be paid to Sellers in immediately available funds by wire transfer to an account at a banking or other financial institution designated in writing by Sellers; and

               (iv) The balance of the Estimated Base Purchase Price (the "Cash Balance") shall be paid to Sellers in immediately available funds by wire transfer to an account at a banking or other financial institution designated in writing by Sellers.

          (2) Within two (2) business days after the Final Closing Date Cash Working Capital Schedule is agreed between Sellers and Buyer, or becomes binding on Sellers and Buyer in accordance with the provisions of Section 1.3, Buyer shall pay to Sellers or Sellers shall pay to Buyer, as the case may be, in immediately available funds but without interest, the amount of any adjustment determined to be due in accordance with the provisions of said section.

     Section 1.5  Contingent Purchase Price.

          (1) In addition to the Base Purchase Price set forth in Sections 1.2 and 1.3 and subject to the conditions set forth herein, Buyer shall pay to the Sellers 216,086 additional shares of the Buyer Common Stock (the "Contingent Shares"), which shares will be fully paid and non-assessable and will be subject to, and entitled to the benefits of, the provisions set forth in Sections 5.8 and Article 6 of this Agreement. One third (1/3) of the Contingent Shares shall be issuable to Sellers on each of the dates set forth below, provided that for the most recently completed fiscal year KVT meets the applicable annual sales target ("Sales Target") set forth below for sales of its enabling device for voice processing software ("Key Units"):



  Fiscal                  Contingent Shares          Issuance         Key Unit Sales Target
Year Ended              Annual     Cumulative          Date          Annual       Cumulative
-------------          --------    ----------       -----------      --------     ----------

Dec 31, 1996             72,029        72,029      Mar 31, 1997         5,150          5,150
Dec 31, 1997             72,029       144,058      Mar 31, 1998         6,540         11,690
Dec 31, 1998             72,030       216,088      Mar 31, 1999         8,300         19,990



          (2) In the event the Sales Target is not achieved for any one or more of the fiscal years ended December 31, 1996, 1997 or 1998, the following provisions shall apply, as applicable:

               (i) If (A) the Sales Target is met for the fiscal year ended December 31, 1996, the number of Contingent Shares issuable on March 31, 1997 shall be 72,029, or (B) the Sales Target is not met for the fiscal year ended December 31, 1996, the number of Contingent Shares issuable on March 31, 1997 shall be the number of shares determined by multiplying 72,029 shares by the percentage of the Sales Target actually achieved, and ignoring any fractional share that might result. For example, if KVT sells 3,090 Key Unites in the fiscal year ended December 31, 1996 (i.e., 60% of the Sales Target of 5,150 Key Units), then Sellers would receive 43,217 Contingent Shares (i.e., 60% of the 72,029 Contingent Shares).

               (ii) If (A) the Sales Target is achieved for both of the fiscal years ended December 31, 1996 and 1997, the number of Contingent Shares issuable on March 31, 1998 shall be 72,029, or (B) the Sales Target is not achieved for either of the fiscal years ended December 31, 1996 or 1997, the number of Contingent Shares issuable on March 31, 1998 shall be the number of shares (but not less than zero) determined by multiplying 144,058 shares by the percentage of the cumulative Sales Target actually achieved for both fiscal years (but not in excess of 100%), ignoring any fractional share that might result, and subtracting the number of Contingent Shares previously issued to the Sellers for the preceding fiscal year. In no event will Sellers be obligated to return any Contingent Shares previously issued to them for an earlier year. For example, if KVT sold 8,183 Key Unites in the fiscal years ended December 31, 1996 and 1997 (i.e., 70% of the cumulative Sales Target of 11,690 Key Units), then Sellers would receive 100,840 Contingent Shares (i.e., 70% of the 144,058 Contingent Shares), less the number of Contingent Shares issued to Sellers on March 31, 1997.

               (iii) If the Sales Target is not achieved for any one or more of the fiscal years ended December 31, 1996, 1997 or 1998, the number of Contingent Shares issuable on March 31, 1999 shall be the number of shares (but not less than zero) determined by multiplying 216,088 shares by the percentage of the cumulative Sales Target actually achieved for all such fiscal years (but not in excess of 100%), ignoring any fractional share that might result, and subtracting the number of Contingent Shares previously issued to the Sellers for the preceding two fiscal years. In no event will Sellers be obligated to return any Contingent Shares previously issued to them for an earlier year. For example, if KVT sold 15,992 Key Units in the fiscal years ended December 31, 1996, 1997 and 1998 (i.e., 80% of the cumulative Sales Target of 19,990 Key Units), then Sellers would receive 172,870 Contingent Shares (i.e., 80% of the 216,088 Contingent Shares), less the aggregate number of Contingent Shares issued to Sellers on March 31, 1997 and 1998.

          (3) During the period ending December 31, 1998, Buyer will not intentionally take any actions intended to inhibit or delay sales of Key Units for the purpose of reducing the number of Contingent Shares issuable to Sellers pursuant to the provisions of this Section 1.5. During the same period, all Key Units sold, licensed, leased or otherwise rented for value by any third party which derives rights in or to such Key Units directly or indirectly from Buyer, including without limitation sales under licesne or sales as successor or transferree of Buyer, shall be treated as sales of Key Units for purposes of this Section 1.5.

          (4) Notwithstanding the foregoing, Buyer shall have the right at any time and from time to time, in lieu of issuing Contingent Shares hereunder, to pay Sellers an amount in cash equal to the number of Contingent Shares otherwise issuable to Sellers multiplied by the average closing price of Buyer Common Stock as reported by the Nasdaq National Market for each day on which it trades during the ten (10) trading days preceding the date on which such cash payment in lieu of Contingent Shares is made.

          (5) The obligation of Buyer to pay the Contingent Shares to Sellers pursant to this Seciton 1.5 is absolute, and is not dependent upon the employment or continued employment by Buyer of the Sellers as provided for in this Agreement.

     Section 1.6 Anti-Dilution Provisions. If, after the date of this Agreement and prior to the Closing, Buyer declares or pays any stock dividend to the holders of its common stock as of a record date prior to the Closing, or otherwise splits, combines, exchanges, reclassifies or otherwise adjusts its shares of common stock, then then shares of Buyer Common Stock and the Contingent Shares payable to Sellers hereunder shall be appropriately adjusted to give effect to such stock dividend, stock split, combination, exchange, reclassification or adjustment.


                            Article  2
                        Related Agreements

     Section 2.1 Related Agreements. In connection with the Acquisition contemplated by this Agreement, Sellers and Buyer will enter into the following listed agreements at the Closing:

               (i) an employment agreement in substantially the form attached hereto as Exhibit D, pursuant to which Branica will be an employee of Buyer for a period of time; and

               (ii) an employment agreement in substantially the form attached hereto as Exhibit E, pursuant to which Heaney will be an employee of Buyer for a period of time.

               (iii) a tax agreement in substantially the form attached hereto as Exhibit F, pursuant to which Sellers and Buyer will agree (A) to make certain tax elections with respect to the Acquisition, (B) the preparing and filing of certain tax returns for KVT, and (C) the alloca-tion of liability for certain taxes attributable to the income or loss of KVT.

The foregoing agreements are hereinafter referred to collectively as the "Related Agreements."


                            Article 3
            Representations and Warranties of Sellers

     Sellers represent and warrant to Buyer that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Sellers to Buyer on or before the date of this Agreement (the "KVT Disclosure Schedule"). The KVT Disclosure Schedule shall be arranged in items corresponding to the numbered and lettered sections contained in this
Article III, and the disclosure in any item shall qualify only the corresponding section in this Article III and any other section in which a cross reference to such item is made.

     Section 3.1 Organization and Qualification of KVT. KVT is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations ("Material Adverse Effect") of KVT. Sellers have heretofore delivered to Buyer complete and correct copies of the Articles of Incorporation and Bylaws of KVT, as currently in effect. KVT does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, limited liability company, joint venture, or other organization.

     Section 3.2  KVT Capital Structure.

          (1) The authorized capital stock of KVT consists of 1,000 shares of common stock (the "KVT Common Stock"). As of the date of this Agreement, (i) 200 shares of KVT Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and owned of record and beneficially as set forth in Item 3.2(a) of the KVT Disclosure Schedule, and
(ii) no shares of KVT Common Stock were held in the treasury of KVT or by subsidiaries of KVT. There are no obligations, contingent or otherwise, of KVT to repurchase, redeem or otherwise acquire any shares of KVT Common Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any corporation, partnership, limited liability company, joint venture, or other organization.

          (2) With the exception of the KVT Common Stock, there are no equity securities of any class of KVT, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which KVT is a party or by which it is bound obligating KVT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of KVT or obligating KVT to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Sellers, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of KVT, except for that certain stockholder agreement among KVT, Branica and Heaney dated February 28, 1995, a complete and correct copy of which has heretofore been delivered to Buyer, as currently in effect.

     Section 3.3 Consents and Approvals. There is no requirement applicable to Sellers or to KVT to make any filing with, or to obtain any permit, authorization, consent or approval of any public body as a condition to the lawful consummation of the transactions contemplated by this Agreement. There is no requirement that any party to any contract, lease, license or permit for the use of Intellectual Property (as defined in Section 3.13) or loan agreement to which Sellers or KVT is a party or by which either of them is bound, consent to the execution of this Agreement by Sellers or the consummation of the transactions contemplated by this Agreement.

     Section 3.4 Non-Contravention. The execution and delivery by Seller of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of the KVT, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Sellers or KVT is a party or by which Sellers, KVT or the KVT Stock may be bound, or (iii) to the best knowledge of Sellers, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Sellers, KVT or the KVT Stock.

     Section 3.5 Financial Statements. Sellers have previously furnished Buyer with true and complete copies of unaudited and unreviewed financial statements of KVT for the years ended December 31, 1994 and 1995, and have also furnished Buyer with true and complete copies of the unaudited and unreviewed interim financial statements of KVT for the two-month period ending February 29, 1996. Except as may be indicated therein or in the notes thereto, such financial statements (collectively, the "KVT Financial Statements") present fairly the financial position of KVT as of such dates and the results of its operations and changes in financial position for such periods and have been prepared in accordance with reasonable accounting principles applied on a consistent basis subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein and to the absence of certain footnote disclosures. As used in this Agreement, the term "KVT Balance Sheet" refers to the unaudited interim and unreviewed balance sheet of KVT as of February 29, 1996 included in the KVT Financial Statements.

     Section 3.6 No Undisclosed Liabilities. KVT does not have any liabilities, either accrued or contingent, and whether due or to become due, which individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect on KVT other than (i) liabilities reflected in the KVT Balance Sheet, (ii) liabilities specifically described in this Agreement or
Item 3.6 of the KVT Disclosure Schedule, and (iii) normal or recurring liabilities incurred since September 30, 1995 in the ordinary course of business consistent with past practices.

     Section 3.7 Absence of Certain Changes or Events. Since February 29, 1996, KVT has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(i) any material adverse change in the financial condition, results of operations or business of KVT having a Material Adverse Effect on KVT; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to KVT having a Material Adverse Effect on KVT; (iii) any material change by KVT in its accounting methods, principles or practices to which Buyer has not previously consented in writing; (iv) any revaluation by KVT of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable, unless Buyer has previously consented in writing; or (v) except as disclosed in
Item 3.7 of the KVT Disclosure Schedule, any other action or event that would have required the consent of Buyer pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement and that would be reasonably likely to have a Material Adverse Effect on KVT.

     Section 3.8  Taxes.

          (1) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (2) To the best knowledge of Sellers, KVT has accurately prepared and timely filed all federal, state, local and foreign returns, estimates, information statements and reports required to be filed at or before the Closing ("Returns") relating to any and all Taxes concerning or attributable to KVT or any of its subsidiaries or to their operations, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

          (3) As of the Closing KVT will have (i) paid all Taxes it is required to pay prior to the Effective Time, and (ii) withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except where any failure to make such payment or withholding would not be reasonably likely to have a Material Adverse Effect on KVT.

          (4) To the best knowledge of Sellers, there is no Tax deficiency outstanding, proposed or assessed against KVT that is not reflected as a liability on the KVT Balance Sheet. KVT has not executed any waiver of any statute of limitations on, or any agreement extending the period for, the assessment or collection of any Tax. KVT has not executed any power of attorney authorizing any person to represent it in connection with any Tax matter.

          (5) KVT does not have any material liabilities for unpaid federal, state, local and foreign Taxes that have not been accrued for or reserved on KVT Balance Sheet, whether asserted or unassented, contingent or otherwise.

          (6)  KVT is and has been an "S" corporation within the meaning of
Section 1361(a) of the Internal Revenue Code of 1986, as amended (the "1986 Code") for each taxable year it has been in existence, and no circumstance exists that would cause its status as an "S" corporation to terminate prior to the Closing.

     Section 3.9 Properties. Item 3.9 of the KVT Disclosure Schedule contains a true and complete list of all real property owned by KVT and real property leased by KVT pursuant to leases providing for the occupancy, in each case, of not less than 1,000 square feet ("Material Lease(s)"), and the name of the lessor, the date of the Material Lease and each amendment to the Material Lease and the aggregate annual rental or other fee payable under any such Material Lease. All such Material Leases are in good standing, valid and effective in accordance with their respective terms, and KVT is not in default under any of such leases, except where the lack of such good standing, validity and effectiveness or the existence of such default would not be reasonably likely to have a Material Adverse Effect on KVT. Except as disclosed in Item 3.9 of the KVT Disclosure Schedule, KVT has, and at the Effective Time will have, good and marketable title to all of its properties, real and personal, free and clear of all mortgages, liens, pledges, security interests, restrictions or encumbrances of any nature whatsoever.

     Section 3.10 Accounts Receivable. A correct and complete list of the accounts receivable for KVT as of February 29, 1996, has previously been furnished by Sellers to the Buyer. Such accounts receivable and those acquired by KVT subsequent to the date of such list furnished to the Buyer and prior to the Closing (and not collected prior to the Closing) have and will have arisen in the ordinary course of business and to the best knowledge of Sellers, will have been collected or be collectible in amounts not less than the aggregate amount thereof (net of reserves established in accordance with prior practice) carried on the books of KVT. Each of such accounts receivable, and those acquired subsequent to the date of such list furnished to the Buyer, is not and will not be the subject of a pledge or assignment, is and will be free of any and all liens, encumbrances and charges whatsoever, and has not been and will not be placed for collection with any attorney, collection agency or similar individual or firm, without the prior written consent of Buyer.

     Section 3.11 Maintenance of Tangible Personal Property. The tangible personal property which belongs to KVT has been maintained in good repair in accordance with the usual practices in the United States of businesses which are similar to the business conducted by KVT, in good condition, ordinary wear and tear excepted, and is usable in the ordinary course of the business of KVT as it is presently being conducted.

     Section 3.12 Insurance. Item 3.12 of the KVT Disclosure Schedule sets forth a list of insurance policies maintained by KVT. KVT is not in default in any respect under any provision of any such policy nor has it failed to give notice or present any claim thereunder in a timely manner so as to bar recovery of any valid claim.

     Section 3.13  Intellectual Property.

          (1) KVT owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of KVT as currently conducted, or planned to be conducted (the "KVT Intellectual Property Rights"). Item 3.13 of the KVT Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, trade names and service marks, which KVT considers to be material to its business and included in the KVT Intellectual Property Rights, including the jurisdictions in which each such KVT Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed,
(ii) all licenses, sublicenses, distribution agreements and other agreements as to which KVT is a party and pursuant to which any person is authorized to use any KVT Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any KVT product or any adaptation, translation or derivative work based on an KVT product or any portion thereof, (iii) all licenses, sublicenses and other agreements as to which KVT is a party and pursuant to which KVT is authorized to use any third party patents, trademarks or copyrights, including software ("KVT Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any KVT product, and
(iv) all joint development agreements as to which KVT is a party.

          (2) KVT is not, nor will it be as a result of the consummation of the transactions contemplated by this Agreement, in breach of any license, sublicense or other agreement relating to the KVT Intellectual Property Rights or KVT Third Party Intellectual Property Rights.

          (3) All patents, registered trademarks, service marks and copyrights listed in Item 3.13 of the KVT Disclosure Schedule are valid and subsisting. Except as set forth on Item 3.13 of the KVT Disclosure Schedule, KVT (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

     Section 3.14 Agreements, Contracts and Commitments. Item 3.14 of the KVT Disclosure Schedule sets forth a complete and correct list of each existing contract, agreement or commitment of KVT, other than Material Leases:

          (1) upon which any substantial part of its business is dependent or which, if breached, would be reasonably likely to have a Material Adverse Effect on KVT;

          (2) which provides for aggregate future payments of more than $5,000, except for purchase orders or sale orders arising in the ordinary and usual course of business, in which case they are listed only if any party thereto is obligated to make payments pursuant thereto aggregating more than $25,000;

          (3) which extends for more than one hundred eighty (180) days from the date hereof and is not cancelable by either party on 30 days' notice or less;

          (4) which provides for the sale, after the date hereof and other than in the ordinary course of business, of any of its assets;

          (5) which relates to the employment, compensation, retirement or termination of the services of any officer or employee or former officer or employee, including bonus, incentive, pension, profit-sharing, hospitalization, insurance, deferred compensation, retirement, stock option or stock purchase plans or similar plans providing employee benefits for or with respect to any officer or employee;

          (6) which contains covenants pursuant to which any person or entity has agreed not to compete with the business of any other person or entity or not to disclose to others information concerning such other person or entity;

          (7) which relates to the sale or other disposition of goods or services and which (A) involve terms or quantities exceeding normal commitments or in the ordinary course of business or (B) contain most favored pricing or other special pricing terms or other provisions which would prohibit or limit the ability of Buyer to effect price increases;

          (8) pursuant to which title to any assets of KVT may be encumbered;
or

          (9) which relates to any partnership, joint venture or other arrangement involving a sharing of profits from any enterprise. Each of the foregoing is referred to in this Agreement as a "Material Contract." Except as set forth in Item 3.14 of the KVT Disclosure Schedule, each Material Contract is in full force and effect and there has not occurred, with respect to any such Material Contract, any default or event of default, which, with or without due notice or with the lapse of time, or both, would constitute a default or event of default on the part of KVT, or, to the best knowledge of Sellers, any other party thereto, except where such default or event of default would not have a Material Adverse Effect on KVT. Complete copies of each Material Contract have been delivered to Buyer.

     Section 3.15 Litigation. Except as set forth in Item 3.15 of the KVT Disclosure Schedule, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the best knowledge of Sellers, threatened, against KVT or any of its Affiliates (as de-fined herein), whether at law or in equity and whether civil or criminal in nature, before any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against KVT or any of its Affiliates which have, or if adversely determined, would be reasonably likely to have a Material Adverse Effect on KVT, or which seek specifically to prevent, restrict or delay consummation of the transactions contemplated by this Agreement or fulfillment of any of the conditions of this Agreement. As used herein, the term "Affiliate" means (i) any officer or director of KVT, (ii) any person or entity beneficially owning 10% or more of any class of equity securities of KVT, and (iii) any other person or entity that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, KVT.

     Section 3.16  Environmental Matters.

          (1) As of the date hereof, no underground storage tanks are present under any property that KVT has at any time owned, operated, occupied or leased. As of the date hereof, except as set forth in Item 3.16 of the KVT Disclosure Schedule, no material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to such laws (a "Hazardous Material"), are present as a result of the actions of KVT or any of its subsidiaries, or, to the best of KVT's knowledge, any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that KVT has at any time owned, operated, occupied or leased, where the presence of such Hazardous Material is reasonably likely to have a Material Adverse Effect on KVT.

          (2) At no time has KVT transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has KVT or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity which has had or is reasonably likely to have a Material Adverse Effect on KVT.

          (3) KVT currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its Hazardous Material Activities and other businesses of KVT as such activities and businesses are currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on KVT.

          (4) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the best knowledge of Sellers, threatened concerning any Environmental Permit or any Hazardous Materials Activity of KVT or any of its subsidiaries. There are no facts or circumstances which could involve KVT in any environmental litigation or impose upon KVT any environmental liability which would be reasonably likely to have a Material Adverse Effect on KVT.

     Section 3.17  Employee Benefit Plans.

          (1) KVT has set forth on Item 3.17 of the KVT Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of KVT or any trade or business (whether or not incorporated) which is a member or which is under common control with KVT within the meaning of Section 414 of the Code (an "ERISA Affiliate") (together, the "KVT Employee Plans").

          (2) With respect to each KVT Employee Plan and to the best knowledge of Sellers, Sellers have made available to Buyer a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), (ii) such KVT Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such KVT Employee Plan, and (iv) the most recent actuarial report or valuation relating to a KVT Employee Plan subject to Title IV of ERISA.

          (3) With respect to the KVT Employee Plans, individually and in the aggregate, no event has occurred, and to the best knowledge of Sellers, there exists no condition or set of circumstances in connection with which KVT could be subject to any liability that is reasonably likely to have a Material Adverse Effect on KVT under ERISA, the Code or any other applicable law.

          (4) With respect to the KVT Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of KVT, which obligations are reasonably expected to have a Material Adverse Effect on KVT.

          (5) Except as set forth in Item 3.17 of the KVT Disclosure Schedule, KVT is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of KVT, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving KVT of the nature contemplated by this Agreement, (iii) agreement with any officer of KVT providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $30,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 3.18 Compliance with Laws. To the best knowledge of Sellers, KVT has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not individually or in the aggregate have a Material Adverse Effect on KVT. KVT has all federal, state and local governmental licenses, permits, approvals and authorizations (collectively, "Permits") that are material to the conduct of its business, and such Permits are in full force and effect and will remain in full force and effect after the Effective Time. Item 3.18 of the KVT Disclosure Schedule contains and true and complete list of all such Permits.

     Section 3.19  Interested Party Transactions.  Except as listed in Item
3.19 of the KVT Disclosure Schedule, no officer, director or other Affiliate of KVT (i) competes with or is involved in or has a direct or indirect interest in any business entity which competes with the business conducted by KVT, (ii) has any agreement with KVT other than an employment agreement listed on Item 3.14(e) of the KVT Disclosure Schedule, or (iii) has any interest, direct or indirect, in any property, real or personal, tangible or intangible, including, without limitation, KVT Intellectual Property, used in or pertaining to the business of KVT.

     Section 3.20 Full Disclosure. None of the information supplied or to be supplied by Sellers at the date such information is supplied, and none of the representations and warranties of Sellers which are made in this Agreement (a representation and warranty being deemed to include the information contained in any schedule hereto or furnished in connection herewith), contains an untrue statement of a material fact or, taken as a whole, omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.


                            Article 4
             Representations and Warranties of Buyer

     Buyer represents and warrants to KVT that the statements contained in this
Article IV are true and correct, except as set forth in the disclosure schedule delivered by Buyer to KVT on or before the date of this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in items corresponding to the numbered and lettered sections contained in this
Article IV and the disclosure in any item shall qualify only the corresponding section in this Article IV and any other section in which a cross reference to such item is made.

     Section 4.1 Organization of the Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole.

     Section 4.2   Buyer Capital Structure.

          (1) The authorized capital stock of Buyer consists of 30,000,000 shares of Buyer Common Stock and 2,000,000 shares Preferred Stock, par value $10.00 per share, issuable in one or more series at such time or times, and for such consideration or considerations as the board of directors of Buyer may determine ("Buyer Preferred Stock"). As of the date of this Agreement,
(i) 8,136,618 shares of Buyer Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) no shares of Buyer Preferred Stock are issued and outstanding. There are no obligations, contingent or otherwise, of Buyer to repurchase, redeem or otherwise acquire any shares of Buyer Common Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any corporation, partnership, limited liability company, joint venture, or other organization.

          (2) Except as set forth in this Section 4.2, there are no equity securities of any class of Buyer, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 4.2, and except with respect to stock options issued pursuant to Buyer's stock incentive plans, descriptions of which are set forth in the SEC Filings (as defined in Section 4.5 below), there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Buyer is a party or by which it is bound obligating Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Buyer or obligating Buyer to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement.

     Section 4.3  Authority; No Conflict; Required Filings and Consents.

          (1) Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the Acquisition contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the Acquisition contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

          (2) Except as disclosed in Item 4.3 of the Buyer Disclosure Schedule, the execution and delivery of this Agreement by Buyer does not, and the consummation of the Acquisition contemplated by this Agreement will not,
(i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Buyer, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Buyer or any of its consolidated subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole.

     Section 4.4 Validity of Shares to be Issued. The shares of Buyer Common Stock and the Contingent Shares to be issued to the Sellers in connection with the Acquisition have or will have been duly authorized and, upon delivery thereof pursuant to the provisions of this Agreement, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights.

     Section 4.5 Reports; Current Information. Buyer has previously made available to KVT (i) a true and complete copy of each document filed by it with the Securities Exchange Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 since January 1, 1993 (the "SEC Filings"), and (ii) each communication sent by Buyer to its stockholders generally since that date, and will continue to make such filings and communications available to Sellers until the Closing. At the time of filing, mailing, or delivery thereof, none of such documents or information contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Item 4.5 of the Buyer Disclosure Schedule sets forth a list of all agreements and instruments filed as exhibits to the SEC Filings, which are all of the agreements and instruments required to be filed as exhibits thereto. Buyer will, upon request of Sellers, furnish to Sellers copies of any of such agreements and instruments.

     Section 4.6 Financial Statements. Except as may be indicated therein or in the notes thereto, Buyer's financial statements included in the SEC Filings present fairly the consolidated financial position of Buyer and its consolidated subsidiaries, taken as a whole, as of the respective dates of such financial statements and the results of their consolidated operations and consolidated changes in financial position for the respective periods covered by such financial statements and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein and to the absence of certain footnote disclosures.

     Section 4.7 Absence of Certain Changes or Events. Since December 31, 1994, except as disclosed in the SEC Filings, Buyer has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, except as disclosed in the SEC Filings, there has not been (i) any change in financial condition, results of operations or business of Buyer having a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Buyer and its consolidated subsidiaries having a Material Adverse Effect on Buyer and its consolidated subsidiaries, taken as a whole; (iii) any material change by Buyer in its accounting methods, principles or practices which has not previously been disclosed in writing to Sellers; or
(iv) any material revaluation by Buyer or its consolidated subsidiaries of any of their assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable, which has not previously been disclosed in writing to Sellers.

     Section 4.8 Full Disclosure. None of the information supplied or to be supplied by Buyer at the date such information is supplied, and none of the representations and warranties of Buyer which are made in this Agreement (a representation and warranty being deemed to include the information contained in any schedule hereto or furnished in connection herewith), contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.


                            Article 5
                      Additional Agreements

     Section 5.1Directors and Officers.  Immediately after the Closing, William
G. Mustain, Wayne R. Wilver, Ove Villadsen, Nick Branica and Eoin Heaney shall be the directors of KVT, each to hold office in accordance with the Certificate of Incorporation and Bylaws of KVT, and the officers of KVT immediately prior to the Closing shall be the officers of KVT after the Closing, in each case until their respective successors are duly elected or appointed.

     Section 5.2 Organizational Matters. Following the Closing, Buyer may cause KVT to become incorporated under the laws of the State of Delaware and have a Certificate of Incorporation substantially in the form of certificate of incorporation attached to this Agreement as Exhibit G; and cause the Bylaws of KVT to be amended to be substantially as the form of bylaws attached to this Agreement as Exhibit H.

     Section 5.3 Business In Ordinary Course; Restrictions. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, Sellers will cause KVT to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to
(i) peserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it. Sellers shall promptly notify Buyer of any event or occurrence not in the ordinary course of business of KVT where such event or occurrence would result in a breach of any covenant of Sellers set forth in this Agreement or cause any representation or warranty Sellers set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, Sellers shall not permit KVT to take any actions, without the prior written consent of Buyer, which would:

               (1) accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of KVT or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

               (2) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the KVT Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

               (3) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

               (4) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

               (5)acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than acquisitions involving aggregate consideration of not more than $20,000;

               (6) sell, lease, license or otherwise dispose of any of its properties or assets, except for transactions entered into in the ordinary course of business;

               (7) (A) increase or agree to increase the compensation payable or to become payable to its officers or employees, (B) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (C) grant any severance or termination pay to, or enter into any employment or severance agreement, with any employee, (D) enter into any collective bargaining agreement, (E) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

               (8) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

               (9) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

               (10) amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

               (11) incur or commit to incur any individual capital expenditure for the purchase of property or equipment having a useful life of more than one (1) year in excess of $20,000, or aggregate capital expenditures fur such items in excess of $50,000;

               (12) acquire or agree to acquire, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, limited liability company, joint venture, or other organization; or

               (13) take, or agree in writing or otherwise to take, any of the actions described in Sections (i) through (xii) above, or any action which is reasonably likely to make any of KVT's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Closing.

     Section 5.4 Agreements Regarding KVT Employees. Following the Closing, the officers and other employees of KVT will be entitled to receive or participate in Buyer employee benefits and benefit plans, including pension plans, health and welfare plans, vacation and severance arrangements, and stock incentive plans to the same extent as other officers and employees of Buyer and its consolidated subsidiaries.

     Section 5.5 Access to Information.

          (1) Upon reasonable notice, Sellers will, and will cause KVT to, afford to the officers, employees, accountants, counsel and other representatives of Buyer who have a need to know in connection with the transaction contemplated by this Agreement, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, to furnish promptly to Buyer all other information concerning its business, properties and personnel as Buyer may reasonably request.

          (2) Buyer agrees that all confidential information furnished by Sellers or KVT to Buyer, will be held and treated by Buyer and its Affiliates in strict confidence and will be used by Buyer solely for the purposes and in connection with the transactions contemplated by this Agreement. Any confidential information furnished to Buyer in written or other tangible form will be returned to Sellers or KVT promptly upon request, including all copies, summaries, analyses and extracts thereof, in the event this Agreement is terminated and the transactions contemplated hereby abandoned prior to Closing. Nothing herein shall be deemed to restrict Buyer's use or disclosure of any information which (i) is or becomes generally available to the public other than as a result of a breach of Buyer's obligations under this Agreement, (ii) is rightfully received by Buyer from a third party without the breach of any confidentiality obligation to KVT, or (iii) was available to Buyer on a nonconfidential basis prior to its disclosure to Buyer by KVT.

          (3) No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement.

     Section 5.6 Third Party Consents. Sellers shall use all reasonable efforts to obtain, and to cause KVT to obtain, all necessary consents, waivers and approvals under any of KVT's Material Contracts and Material Leases as may be necessary or advisable to consummate the Acquisition and transactions contemplated by this Agreement.

     Section 5.7 Cooperation With Buyer. From the date hereof until the Closing, Sellers will cause the management of KVT to confer with Buyer on a regular and frequent basis to report operational matters of materiality and the general status of ongoing operations, and promptly to provide Buyer or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     Section 5.8 Private Placement. Sellers understand and acknowledge that the shares of Buyer Common Stock and the Contingent Shares (collectively, the "Shares") will not be registered under the Securities Act of 1933, as amended (the "1933 Act") or under any applicable state laws on the ground that the offering and sale of the Shares is exempt from registration pursuant to Section 4(2) of the 1933 Act and Rule 505 of Regulation D thereunder and comparable exemptions from registration or qualification under any applicable state laws. Accordingly, the Shares will be issued to Sellers in reliance upon an exemption from the registration requirements of the 1933 Act and applicable state laws, and the Shares may not be sold unless they are registered under such securities laws or are sold pursuant to an applicable exemption from registration, including Rule 144 of the Rules and Regulations of the Securities and Exchange Commission.

          (1) As a condition of its delivery of the certificates for the Shares to the holder thereof (the "Holders"), the Buyer may require the Sellers (including the transferee of the Shares in whose name the Shares are to be registered) to deliver to Buyer, in writing, representations regarding the Holders' sophistication, investment intent, acquisition for their own account and such other matters as are reasonable and customary for purchasers of unregistered securities in an unregistered private offering, and Buyer may place conspicuously upon each certificate representing the Shares a legend substantially in the following form the terms of which are agreed to by the Holders (including such transferees):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL FOR THE HOLDERS SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          (2) Neither of the Sellers will take any action which would adversely affect the availability with respect to the Shares of the exemptions from registration under the 1933 Act under Section 4(2) and Regulation D or under any applicable state laws.

     Section 5.9 No Solicitation. Pending the consummation of the transactions contemplated by this Agreement and until this Agreement is terminated pursuant to Article 10, 10.1, Seller will not, and will not permit the management of KVT to, directly or indirectly, (i) solicit, initiate, encourage the submission of, or accept any offer or proposal or submit any offer or proposal to any person or entity, other than Buyer and Buyer's Affiliates, that constitutes, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving KVT, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal. KVT shall notify Buyer no later than 24 hours after receipt by KVT (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of KVT by any person or entity that informs KVT that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

     Section 5.10 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated by this Agreement are consummated. Notwithstanding the foregoing, KVT may pay the expenses of Sellers, provided such expenses are paid prior to the Closing and are reflected in the account balances reported on the Closing Date Balance Sheet.

     Section 5.11 Public Disclosure. Buyer and Sellers shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules of the National Association of Securities Dealers, Inc.

     Section 5.12 Subsequent Events. If any event shall occur prior to the Closing which, had it occurred prior to the execution of this Agreement, should have been disclosed by a party to this Agreement, in a representation and warranty or otherwise, then upon the happening of such event, such party shall promptly disclose the happening of such event to the other party hereto.

     Section 5.13 Brokers or Finders. Except for Rodman and Renshaw, Inc., which has been engaged by Buyer and whose fees will be paid by Buyer, each of Buyer and Sellers represents, as to themselves and their respective Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of Buyer and KVT agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

     Section 5.14 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall take all such necessary action.


                            Article 6
                   Sellers' Registration Rights

     Section 6.1 Piggyback Registration Rights. If Buyer at any time proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering of such securities, solely for cash, whether or not for sale for its own account, on a form which would permit registration of shares of Buyer Common Stock issued to Sellers pursuant to Sections 1.4, 1.5 and 1.6 of this Agreement (together with any other shares of Buyer Common Stock as to which Buyer has granted piggy-back or demand registration rights, the "Registrable Shares") for sale to the public under the Securities Act, it will each such time give written notice to each of the Sellers of its intention to do so, describing such securities and specifying the form and manner of the intended distribution thereof and the other relevant facts involved in such proposed registration, and upon the written request of any such Seller delivered to Buyer within five (5) business after receipt of any such notice (which request specifies the number of Registrable Shares intended to be disposed of by such Seller and the intended method of disposition thereof), Buyer will use its best efforts as a part of its filing to effect the registration under the Securities Act of all Registrable Shares which Buyer has been so requested to register, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered, provided that:

          (1) if (i) the registration so proposed by Buyer involves an underwritten offering of the securities so being registered, whether or not for sale for the account of Buyer, and (ii) the managing underwriter of such underwritten offering shall advise Buyer in writing that, in its reasonable opinion, the distribution of all or a specified portion of such Registrable Shares concurrently with the securities being distributed by such underwriters will adversely affect the distribution of such securities by such underwriters, then Buyer will promptly furnish each such holder of Registrable Shares with a copy of such opinion and may require, by written notice to each such holder accompanying such opinion, that the distribution of all or a specified portion of such Registrable Shares as indicated in such opinion be deferred (such portion to be allocated between Sellers and all other persons (other than Buyer) having the right and proposing to include Registrable Shares in the registration in proportion to the respective numbers of Registrable Shares requested to be registered by such holders) until the completion of the distribution of such securities by such underwriters, but in no event for a period of more than one hundred eighty (180) days after the effective date of such registration, provided that such registration remains effective during such period of deferral and for sixty (60) days thereafter; and

          (2) Buyer shall not be obligated to effect any registration of Registrable Shares under this Section 6.1, (i) incidental to the registration of any of its securities primarily in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans, (ii) incidental to the registration of any debt securities or other securities not constituting capital stock, (iii) as to which the holder thereof would be free immediately to sell such Registrable Shares under Rule 144 or other similar Commission rule exempting such Registrable Shares from registration, under circumstances in which the purchaser thereof would thereafter be free to sell, without further restrictions, on the Nasdaq Stock Market or another recognized exchange, or (iv) after December 31, 2004.

     Section 6.2 Demand Registration Rights.

          (1) At any time after January 1, 1999, upon receiving written notice from either Seller requesting that Buyer effect the registration under the Securities Act of all or part of the Registrable Shares held by such Seller and specifying the intended method or methods of disposition thereof, Buyer will use its best efforts to effect the registration, under the Securities Act, of the Registrable Shares that Buyer has been so requested to register by such Seller, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered.

          (2) Notwithstanding the foregoing:

               (i) Buyer shall not be obligated to effect a registration pursuant to this Section 6.2 during the period starting with a date sixty
(60) days prior to Buyer's estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities solely for the account of Buyer, provided that Buyer is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that Buyer's estimate of the date of filing such registration statement is made in good faith;

               (ii) if Buyer shall furnish to such Seller a certificate signed by the Chief Financial Officer of Buyer stating that in the good faith judgment of Buyer it would be seriously detrimental to Buyer for a registration statement to be filed in the near future, then Buyer's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed six (6) months;

               (iii) the demand registration right provided for herein shall be exercisable only during the first calendar quarter of 1999, or, if not then exercised, then during the first calendar quarter of each year thereafter;

               (iv) no Seller shall have the right to demand the registration of any Registrable Shares during the one hundred eighty day period following any date on which such Seller shall have declined an opportunity to exercise piggy-back registration rights pursuant to Section 6.1 hereof; and

               (v) Buyer shall not be obligated to effect any registration of Registrable Shares under this Section 6.2, (i) as to which the holder thereof would be free immediately to sell such Registrable Shares under Rule 144 or other similar Commission rule exempting such Registrable
Shares from registration, under circumstances in which the purchaser thereof would thereafter be free to sell, without further restrictions, on the Nasdaq Stock Market on another recognized exchange, or (ii) after December 31, 2004.

     Section 6.3 Registration Procedures.

          (1) If and whenever Buyer is required to use its best efforts to effect the registration of any Registrable Shares under the Securities Act as provided in Sections 6.1 or 6.2 hereof, Buyer will as expeditiously as possible:
               (i) prepare and (in the case of a registration pursuant to Section 6.2 hereof, within ninety (90) days after the end of the period within which the request for registration may be delivered to Buyer) file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Registrable Shares on any form for which Buyer then qualifies and which form shall be available for the sale of the Registrable Shares in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities
Act with respect to the disposition of all Registrable Shares and other securities covered by such registration statement until such time as all of such Registrable Shares have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than ninety (90) days after such registration statement becomes effective;

               (iii) furnish to each Seller of such Registrable Shares such number of copies of such registration statement, each such amendment and supplement thereto (in each case including all exhibits, except that Buyer shall not be obligated to furnish any such seller with more than two copies of such exhibits other than incorporated documents), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as such Seller may reasonably request in order to facilitate the disposition of his Registrable Shares covered by such registration statement;

               (iv) use its best efforts to register or qualify such Registrable Shares under such securities or blue sky laws of such jurisdictions as each Seller shall reasonably request (not to exceed an aggregate cost to Buyer of $5,000.00) maintain such registrations and qualifications in effect for the period specified in clause (ii) above, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of his Registrable Shares covered by such registration statement; provided, however, that Buyer shall not for any such purpose be required register such Registrable Shares in a jurisdiction that would result in Buyer becoming subject to franchise, income or other significant taxation in such jurisdiction in an amount in excess of $10,000.00, if it is not then already subject to such taxation in such taxation; and

               (v) immediately notify each Seller of Registrable Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of such Seller prepare and furnish to such Seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (2) Buyer may require each Seller of Registrable Shares as to which any registration is being effected to furnish Buyer such information regarding such Seller and the distribution of such securities as Buyer may from time to time reasonably request in writing and which shall be required by law or by the Commission in connection therewith.

          (3) If Buyer at any time proposes to register any of its securities under the Securities Act (other than pursuant to a request for registration under Section 6.2 hereof), whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, Buyer will make reasonable efforts, if requested by any Seller who requests registration of Registrable Shares in connection therewith pursuant to Section
6.1 hereof, to arrange for such underwriters to include such Registrable Shares among those securities to be distributed by or through such underwriters, provided that, for purposes of this Section 6.3(3), reasonable efforts shall not require Buyer to reduce the amount or sale price of such securities proposed to be distributed by or through such underwriters nor to include such Registrable Shares among those securities to be distributed by or through such underwriters if the managing underwriter of such underwritten offering shall advise Buyer in writing that, in its opinion, the inclusion of such Registrable Shares in the underwritten offering would materially and adversely affect the distribution of such securities by such underwriters. The Seller or Sellers on whose behalf Registrable Shares are to be distributed by such underwriters shall be parties to any such underwriting agreement.

          (4) In connection with the preparation and filing of each registration statement registering Registrable Shares under the Securities Act, Buyer will give any Seller on whose behalf such Registrable Shares are to be so registered and their counsel and accountants, a reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Buyer with its officers and the independent public accountants who have certified its financial statement as shall be necessary, in the opinion of such Sellers or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          (5) Buyer shall promptly advise each Seller of Registrable Shares covered by each registration statement relating to such Registrable Shares as to each of the following: (i) the time at which such registration statement or any amendments thereto shall have become effective, the time at which any amendment of or supplement to any prospectus is filed with the Commission, and the time at which the offering and sale of such Registrable Shares may commence pursuant to the registration statement; (ii) any request or suggestion by the Commission for any amendment to such registration statement or any prospectus or for additional information and the nature and substance thereof; and (iii) the issuance by the Commission or any other federal or state governmental authority of any order or similar process suspending the effectiveness of such registration statement or the suspension of the qualification of such Registrable Shares for sale in any jurisdiction, or of the initiation or threatening of any proceedings for that purpose, and Buyer shall use its best efforts to prevent the issuance of any such order or process or, if such an order or process shall be issued, to obtain the withdrawal thereof as soon as possible.

          (6) Buyer shall pay all expenses related to the preparation, filing and printing of the registration statement and a reasonable number of prospectuses and any amendments and supplements thereto, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications), NASD fees, rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of Buyer's officers and employees performing legal or accounting duties), listing fees and expenses, fees and disbursement of counsel for Buyer and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), and securities acts liability insurance (if Buyer elects to obtain such insurance), but not including any underwriting discounts or sales commissions attributable to the sale of any of the Sellers' Registrable Shares in connection with an underwritten offering. Sellers requesting to register Registrable Shares hereunder shall pay all other expenses directly related to the offer and sale of the Registrable Shares by them, including, without limitation, the expenses of their counsel, and underwriting discounts and sales commissions.

     Section 6.4 Indemnification and Contribution.

          (1) In the event of any registration of any Registrable Shares under the Securities Act pursuant to Section 6.1 or 6.2 hereof, Buyer will, and hereby does, indemnify and hold harmless the Seller selling such Registrable Shares and each other person who participates, on behalf of such Seller, as an underwriter, broker or dealer in the offering or sale of such securities against any losses, claims, damages or liabilities, joint or several, to which such Seller or participating person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement for such securities as originally filed under the Securities Act, any preliminary prospectus or final prospectus included therein or filed with the Commission, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Seller and each such participating person, as incurred, for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, excluding amounts paid in settlement of any litigation, commenced or threatened, if such settlement is consummated without the written consent of Buyer, provided that (i) Buyer shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information specifically stating that it is for use in the preparation thereof furnished to Buyer by such indemnified party, and (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any underwriter (or any person controlling such underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Registrable Shares which are the subject thereof is such person did not receive a copy of the final prospectus at or prior to the confirmation of the sale of such Registrable Shares to such person in any case where such delivery or omission of a material fact contained in such preliminary prospectus was corrected in the final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such partner, advisory committee member, director, officer, participating person or controlling person, shall survive the transfer of such securities by such seller, and shall be in addition to any liability that Buyer may otherwise have.

          (2) Buyer may require, as a condition to including any Registrable Shares in any registration statement filed pursuant to Section 6.3(3) hereof, that Buyer shall have received an undertaking satisfactory to it from the prospective Seller of such securities, and each other person who participates on behalf of such Seller as an underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.4(1) hereof, but excluding amounts paid in settlement of any litigation, commenced or threatened, if such settlement is consummated without the written consent of such indemnifying party) Buyer, each director of Buyer, each officer of Buyer who shall sign such registration statement and each other person, if any, who controls Buyer within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein or filed with the Commission, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to Buyer by such indemnifying party specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Buyer or any such director, officer or controlling person, shall survive the transfer of such securities by or through such indemnifying party, shall be in addition to any liability that such indemnifying party may otherwise have, and shall not exceed the amount of the net proceeds received by such seller from the sale of its Registrable Shares hereunder.

          (3) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim of the type referred to in Section 6.4(1) or 6.4(2) such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are difference from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties, and the indemnifying party shall be liable for the expenses of one such separate counsel reasonably satisfactory to it. The indemnifying party will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (4) If the indemnification provided for in Section 6.4(1) or 6.4(2) hereof is unavailable to a party that would have been an indemnified party under such section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 6.4(4) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in Section 6.4(3) hereof if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (5) Without by implication limiting the scope of the other provisions of this Section 6.4, it is agreed that indemnification or, if appropriate, contribution, similar to that specified in the preceding subsections of this
Section 6.4 (with appropriate modifications) shall be given by Buyer, each Seller of Registrable Shares and each underwriter with respect to losses, claims, damages or liabilities under, in addition to the Securities Act, the Securities Exchange Act of 1934 or other federal or state statutory law or regulation, or common law or other applicable principles.

     Section 6.5 Lockup Agreement.   In consideration for Buyer's agreement to
its obligations under Sections 6.1 through 6.4 hereof, each Seller agrees in connection with any registration of Buyer's securities that, upon the request of Buyer or the underwriters managing such underwritten offering, such Seller will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Shares (other than those included in the registration) without the prior written consent of Buyer or such underwriters, as the case may be, for a period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as Buyer or the underwriters may specify.


                            Article 7
                     Conditions to  Closing

     Section 7.1 Conditions to Each Party's Obligation to Closing. The respective obligations of each party to this Agreement to close the transactions contemplated by this Agreement shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (1) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain would be reasonably likely to have a Material Adverse Effect on Buyer or KVT shall have been filed, occurred or been obtained.

          (2) Consents. All consents required to be obtained from third parties (which consents are set forth in this Agreement or in the KVT Disclosure Schedule or the Buyer Disclosure Schedule) the failure of which to obtain would be reasonably likely to have a Material Adverse Effect on Buyer or KVT shall have been obtained.

          (3) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or limiting or restricting Buyer's conduct or operation of the business of Buyer after the Closing shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement which makes the consummation of such transactions illegal.

     Section 7.2 Additional Conditions to Obligations of Buyer. The obligations of Buyer to effect the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Buyer:

          (1) Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, and (ii) where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect on KVT or a material adverse effect upon the consummation of the transactions contemplated hereby; and Buyer shall have received a certificate signed by the Sellers to such effect.

          (2) Performance of Obligations of Sellers. Sellers shall have, and shall have caused KVT to have, performed in all material respects all obligations required to be performed by them, or either of them, under this Agreement at or prior to the Closing Date; and Buyer shall have received a certificate signed by the Sellers to such effect.

          (3) Opinion of Sellers' Counsel. Buyer shall have received a written opinion from Burgess, Harrell, Mancuso & Olson, p.a., counsel to Sellers, dated as of the Closing Date, substantially in the form attached hereto as Exhibit I.

          (4) Completion of Due Diligence. Buyer shall have completed and shall have been satisfied in its sole discretion with the results of its examination and review of the properties, books, contracts, commitments and records of KVT, including all matters disclosed in the KVT Disclosure Schedule.

          (5) Board Approval. The Board of Directors of Buyer shall have approved this Agreement and the transactions contemplated hereby, and shall have authorized the officers of Buyer to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

          (6) Employment of Key Personnel. Branica shall have executed and delivered to Buyer an employment agreement substantially in the form attached hereto as Exhibit D, and Heaney shall have executed and delivered to Buyer an employment agreement substantially in the form attached hereto as Exhibit E.

          (7) Tax Agreement. Sellers shall have executed and delivered to Buyer a tax agreement substantially in the form attached hereto as Exhibit F.

     Section 7.3 Additional Conditions to Obligations of Sellers. The obligation of Sellers to effect the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Sellers:

          (1) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect on Buyer or a material adverse effect upon the consummation of the transactions contemplated hereby; and Sellers shall have received a certificate signed on behalf of Buyer by the chief executive officer and the chief financial officer of Buyer to such effect.

          (2) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Sellers shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

          (3) Opinion of Buyer's Counsel. Seller shall have received a written opinion from McGuire, Woods Battle and Boothe, llp, counsel to Buyer, dated as of the Closing Date, substantially in the form attached hereto as Exhibit J.


                            Article 8
                           The Closing


     Section 8.1 Time and Place of Closing. The Closing (the "Closing") shall take place at the offices of McGuire, Woods, Battle & Boothe, llp in Charlottesville, Virginia, at 10:00 a.m. local time on the latter of (i) March 12, 1996, (ii) the next business day after which the last of the Closing Conditions is fulfilled or waived, or (iii) such date as may be agreed upon by the Parties (the "Closing Date").

     Section 8.2 Deliveries by Sellers. At the Closing Sellers shall deliver to the Buyer the following:

               (i) the certificates representing the KVT Stock duly endorsed or with stock powers attached thereto duly signed;

               (ii) all of the books and records (whether or not computerized) of KVT including without limitation its minute books, tax returns, stockholder records, and any associated software and documentation relating to its business and employees;

               (iii) the certificates required by Sections 7.2(1) and 7.2(2);

               (iv) the Opinion of Counsel required by Section 7.2(3); and

               (v) such additional documents as Buyer may reasonably request.

     Section 8.3 Deliveries by Buyer. At the Closing Buyer shall deliver to Sellers the following:

               (i) the Secured/Subordinated Promissory Note duly executed on behalf of Buyer;

               (ii)  Security Agreement duly executed on behalf of Buyer;

               (iii) the certificates representing two hundred forty-three thousand ninety-seven (243,097) shares of the Buyer Common Stock;

               (iv) the Cash Payment in immediately available funds;

               (v) the Cash Balance in immediately available funds;

               (vi) the certificate required by Section 7.3(1);

               (vii) the Opinion of Counsel required by Section 7.3(3); and

               (viii) such additional documents as Sellers may reasonably request.

     Section 8.4 Deliveries by Sellers and Buyer. At the Closing, Sellers and Buyer shall each execute and deliver to the other copies of the Related Agreements.


                            Article 9
                         Indemnification

     Section 9.1 Indemnification By the Parties. Subject to the limitations contained in this Article 9, each party (the "Indemnifying Party") will indemnify, defend and hold the other party (the "Indemnified Party") harmless from and against all losses, claims, damages, costs, expenses (including reasonable attorneys' and other advisors' fees), liabilities, concessions, or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of any breach by the Indemnifying Party of any representation, warranty, or covenant made in or pursuant to this Agreement. For purposes of this Article 9, Buyer and Sellers are the parties hereto.

     Section 9.2 Limitation on Amount. Notwithstanding the foregoing, no claim made by the Indemnified Party against the Indemnifying Party for indemnification pursuant to Section 9.1 shall result in any liability to the Indemnifying Party unless the aggregate of all such claims made by the Indemnified Party pursuant to Section 9.1 exceeds $100,000, and then only to the extent of such excess.

     Section 9.3 Procedure for Indemnification. The Indemnified Party shall follow the procedures set forth in this Section 9.3 in order to be entitled to indemnification with respect to claims resulting from the assertion of liability by persons or entities other than the Indemnified Party, including claims by Governmental Entities for penalties, fines and assessments.

          (1) In the event that any action, suit or proceeding (hereinafter, a "Legal Action") is brought against the Indemnified Party or any claim or demand is made by any person or entity, including any Governmental Entity (a "Third Party Claim"), in respect of which the Indemnified Party desires to make a claim against the Indemnifying Party pursuant to this Section 9.3, the Indemnified Party shall give prompt written notice to the Indemnifying Party of the institution of such Legal Action or the making of such Third Party Claim, such notice to identify the amount, nature of, and other circumstances surrounding such claim.

          (2) Upon the written agreement of the Indemnifying Party that it is obligated to indemnify hereunder, the Indemnifying Party may (and if so requested by the Indemnified Party shall) participate in such Legal Action or Third Party Claim or assume the defense thereof, with counsel satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall in any event have the right to participate at its own expense in the defense of any such Legal Action or Third Party Claim, and provided further that in no event may the Indemnifying Party settle or compromise a Legal Action or Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement or compromise involving injunction or other equitable relief against the Indemnified Party or any of its assets, employees or business.

     Section 9.4 Survival; Investigation. Except for the representations and warranties of the Indemnifying Party contained in Section 3.8 (relating to Taxes), which shall survive this Agreement indefinitely subject to applicable statutes of limitations under the 1986 Code or other applicable tax statute, the representations and warranties of parties contained in this Agreement shall survive the Closing until the second anniversary of the Closing (the "Survival Date") at which time they shall lapse. Notwithstanding the provisions of the preceding sentence, any representation or warranty in respect of which indemnification may be sought by an Indemnified Party pursuant to this Article 9 shall survive the Survival Date if written notice, given in good faith, of the specific breach thereof is given to the Indemnifying Party prior to the Survival Date, whether or not liability has actually been sustained.


                            Article 10
                    Termination and Amendment

     Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing (with respect to Sections 10.1(3) and 10.1(4), by written notice by the terminating party to the other party):

          (1) by mutual written consent of Buyer and Sellers; or

          (2) by either Buyer or Sellers if the Acquisition shall not have been consummated by May 30, 1996, (provided that the right to terminate this Agreement under this Section 10.1(2) shall not be available to a party if its failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Acquisition to occur on or before such date); or

          (3) by either Buyer or Sellers if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, except if the party relying on such order, decree or ruling or other action has not complied with its obligations under of this Agreement with respect to such matter; or

          (4) by Buyer or Sellers, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (A) causes the conditions set forth in Sections 7.2(1) or 7.2(2) (in the case of termination by Buyer) or Sections 7.3(1) or 7.3(2) (in the case of termination by Sellers) not to be satisfied, and (B) shall not have been cured within 10 business days following receipt by the breaching party of written notice of such breach from the other party.

     Section 10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10, 10.1, there shall be no liability or obligation on the part of Sellers or Buyer, or its officers, directors, stockholders or Affiliates, except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided that, the provisions of
Section 5.5(2) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     Section 10.3 Amendment. This Agreement may be amended by the parties hereto but only by an instrument in writing signed on behalf of each of the parties hereto.

     Section 10.4 Extension; Waiver. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                            Article 11
                     Miscellaneous Provisions

      Section 11.1 Survival of Representations, Warranties and Agreements. Except as otherwise provided in Article 9, the representations, warranties and agreements in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Closing.

     Section 11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (1) if to Buyer, to

               Comdial Corporation
               1180 Seminole Trail
               Charlottesville, VA 22901
               Attn: Wayne R. Wilver, Senior Vice President
     `         Fax: (804) 978-2512

                with a copy to:

               McGuire, Woods, Battle & Boothe, l.l.p.
               P. O. Box 1288
               418 East Jefferson Street
               Charlottesville, VA 22902
               Attn: Robert E. Stroud
               Fax: (804) 980-2222

          (2) if to Sellers, to:

               Mr. Nick Branica
               Mr. Eoin Heaney
               Key Voice Technologies, Inc.
               1919 Ivanhoe Street
               Sarasota, FL 34231
               Fax: (941) 925-7278

                  with a copy to:

               Burgess, Harrell, Mancuso &  Olson, p.a.
               2033 Main Street
               Suite 300
               Sarasota, FL 34237
               Attn:  Donald J. Harrell
               Fax:  (941) 366-0189

     Section 11.3 Legal Fees. If a legal proceeding is brought by one party against the other party based on this Agreement, the prevailing party shall be entitled to its reasonable attorney and paralegal fees and costs from the non-prevailing party through all appeals.

     Section 11.4 Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 5, 1996.

     Section 11.5 Counterpart Copies. This Agreement may be executed in two or more counterpart copies, all of which shall be considered one and the same agreement and shall become binding on the parties when a counterpart copy has been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart copy.

     Section 11.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

     Section 11.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     Section 11.8 No Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     In Witness Whereof, Buyer and Sellers have executed this Agreement as of the date first written above.

                                   COMDIAL CORPORATION


                                   By:___________________________________
                                        Wayne R. Wilver
                                        Senior Vice President


                                   ________________________________________
                                   Nick Branica


                                   ______________________________________
                                   Eoin Heaney



List of Exhibits:
     Exhibit A   -  Schedule of Certain Accounts
     Exhibit B   -  Form of Secured/Subordinated Promissory Note
     Exhibit C   -  Form of Security Agreement
     Exhibit D   -  Form of Branica Employment Agreement
     Exhibit E   -  Form of Heaney Employment Agreement
     Exhibit F   -  Form of Tax Agreement
     Exhibit G   -  Form of Certificate of Incorporation
     Exhibit H   -  Form of Bylaws
     Exhibit I    - Form of Sellers' Counsel Legal Opinion
     Exhibit J    - Form of Buyer's Counsel Legal Opinion



Exhibit A
Schedule of Certain Accounts
----------------------------


                   Schedule of Certain Accounts
                     As of February 29, 1996


Checking - General                          $637,274.56
Checking - Northern Trust                         56.76
Accounts Receivable                          962,347.63           $1,599,678.95
                                            -----------
Minus:
Accounts Payable                             171,162.75
Inventory Purchase Receiving                 108,055.25
Customer Deposits                             15,526.72
Federal Withholding Payable                   18,549.63
FICA Payable - Employee                        8,464.76
FICA Payable - Employer                        8,464.76
FUTA Payable                                   1,225.96
SUTA Payable                                   4,634.39              336,084.22
                                            -----------          --------------


                                                                   1,263,594.73

Plus:

Inventory Accounts Payable Items             156,543.59
Inventory Purchase Receiving                 108,055.25              264,598.84
                                            -----------          --------------
                                                                 $ 1,528,193.57
                                                                 --------------
                                                                 --------------

      Exhibit B
Form of Secured/Subordinated Promissory Note
--------------------------------------------

                   SUBORDINATED PROMISSORY NOTE

$7,000,000                              Charlottesville, Virginia
                                                   March 20, 1996


     FOR VALUE RECEIVED, COMDIAL CORPORATION, a Delaware corporation (hereinafter referred to as the "undersigned" or "Comdial"), promises to pay to the order of NICK BRANICA and EOIN HEANEY (thereinafter collectively referred to as "Holder"), Holder's heirs, successors and assigns, at 1180 Seminole Trail, Charlottesville, Virginia, or at such other place as Holder may designate in writing delivered or mailed to the undersigned, in lawful money of the United States of America the principal sum of Seven Million & No/100 Dollars ($7,000,000.00), together with interest from the date hereof on the outstanding principal balance at the annual rate equal to the prime rate of interest published in the Wall Street Journal from time to time, without offset, as follows:

     1. Payment. The principal shall be due and payable in five (5) equal annual installments of One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00) each, commencing one
(1) year from the date hereof, with subsequent payments due on the same day each year thereafter until paid in full. Each annual principal payment shall be accompanied by all accrued interest. All remaining principal and interest shall be due and payable five (5) years from the date hereof. Each payment hereunder shall be credited first to interest then due and the remainder shall be applied to reduce the principal balance.

     2. Prepayment. This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. Partial prepayments shall be applied to the installments in the inverse order of their maturity.

     3. Default. If the undersigned (i) fails to make any payment hereunder when due; (ii) liquidates or dissolves; (iii) becomes insolvent or becomes the subject of an application for the appointment of a receiver, the filing of a petition under any federal bankruptcy law, the making of an assignment for the benefit of creditors; or (iv) otherwise defaults hereunder or under any instrument by which this Note is or may hereafter be secured; then subject to the provisions of Section 10 hereof, such event or default shall be deemed a default hereunder and under all of the aforementioned instruments, and, at the option of Holder hereof, all the unpaid principal and all the interest then accrued thereon shall become immediately due and payable without demand or notice, time being of the essence. If any principal or interest is not paid when due, including but not limited to payments due upon acceleration, interest shall be due and payable on the whole of the unpaid balance of said principal sum at an annual rate of interest equal to the prime rate published in the Wall Street Journal from time to time plus two percent (2%) until paid.

     4. Waiver of Rights. Except as otherwise provided herein, the undersigned and each person liable hereon, whether maker, endorser or otherwise, hereby waives (i) presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, diligence in collection, and all other requirements necessary to hold each of them liable hereon, (ii) any right to be released by reason of any extension of time or change in terms of payment or any change, alteration or release of any security given for the payment hereof, and (iii) the right to require Holder to proceed against the undersigned or any of them, or to pursue any other remedy in Holder's power.

     5. Costs and Attorneys Fees. The undersigned shall pay all costs, including without limitation, reasonable attorneys' fees through all appeal stages, incurred by Holder in enforcing any right or remedy hereunder, including without limitation for collection.

     6. Remedies Cumulative and Nonwaiver. The remedies of Holder hereof, as provided herein or in any other instrument incorporated or referenced herein, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Holder hereof, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

     7. Usury. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, notwithstanding any contrary provision contained herein, or in any other documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such other documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws.

     8. Modification Waiver. No provision hereof may be modified or waived except in a writing signed by the party sought to be held thereto.

     9. Collateral. This Note is secured by a certain Security Agreement, dated of even date herewith (the "KVT Security Agreement"), executed and delivered by Key Voice Technologies, Inc., a Delaware corporation ("KVT"), encumbering certain personal property of KVT (such personal property and those proceeds realized from the sale thereof (but excluding proceeds generated or realized from sales of licenses of such property in the ordinary course of business) being hereinafter referred to as the "KVT Collateral").

     10. Subordination. Holder, by his acceptance hereof, covenants and agrees that the payment of the principal of, interest on, and all other amounts owing under, this Note is subordinated, to the extent and in the manner provided in this
Section 10, to the prior payment in full, in cash or cash equivalents, of all Senior Debt (as hereinafter defined). This
Section 10 shall constitute a continuing agreement between Holder and all holders of Senior Debt, and such provisions are made for the benefit of all holders of Senior Debtor each of whom is made a beneficiary of this Section 10 and may enforce the provisions hereof.

          10.1 Definitions. For the purposes of this Note, the following terms shall have the following meanings:

          "Indebtedness" - all loans, advances, indebtedness, obligations, liabilities, covenants and duties at any time owed by Comdial, whether voluntary or involuntary and however arising, direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, secured or unsecured, due or to become due, including all interest, fees, costs, expenses and attorneys' fees for which Comdial is now or hereafter becomes liable to pay under any agreement or by law, including, without limitation, indebtedness of a Subsidiary of Comdial which is guaranteed by Comdial.

          "Senior Debt" - means, at any date, the principal of, premium (if any) and interest on (including interest accruing after the occurrence of an event of default under the Senior Debt, or after the filing of petition initiating any proceedings under any state or federal bankruptcy or other insolvency law at a rate per annum equal to the applicable default rate, if any, for such Senior Debt), and all fees, charges, expenses, attorneys' fees and other Indebtedness related to, any loans or other financial accommodations (or any combination thereof) made pursuant to, or other Indebtedness incurred under, a Senior Loan Agreement, and all reimbursement and other Indebtedness owing by Comdial or any of its Subsidiaries under a Senior Loan Agreement with respect to any letters of credit issued for the account of Comdial or any of its Subsidiaries thereunder, whether outstanding on the date of this Note or hereafter incurred.

          "Senior Debt Default" - means (a) any default in the payment of principal of, premium (if any) and interest on or other amounts owing in connection with, any of the Senior Debt beyond any applicable grace period with respect thereto whether at stated maturity or as a result of acceleration or otherwise, or (b) any other default the occurrences of which entitles one or more holders of Senior Debt to accelerate the maturity of any Senior Debt.

          "Senior Loan Agreement" - means the credit agreement entered into on February 1, 1994 by Comdial and its Subsidiaries, as borrowers, and Fleet Capital Corporation (f/k/a Shawmut Capital Corporation and the successor by assignment from Barclays Business Credit, Inc.), as senior lender, as in effect on the date of this Note, and as the same may be amended, restated, supplemented or otherwise modified from time to time, and including any agreement with the same or other lenders increasing, extending the maturity of, or refinancing, restructuring or replacing all or any portion of the Indebtedness under, the credit facilities extended to Comdial and its Subsidiaries thereunder.

          "Subsidiary" - any corporation of which Comdial owns, directly or indirectly through one or more intermediaries, more than fifty percent (50%) of the capital stock at the time of determination.

          10.2 Payment Over of Proceeds Upon Dissolution, etc.
In the event of (a) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, insolvency, reorganization or other similar case or proceeding in connection therewith, relative to Comdial, or to its assets, or (b) any liquidation, dissolution or other winding up of Comdial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of any assets or liabilities of Comdial, then and in such event

          (i) The holders of Senior Debt shall thereupon be entitled to receive payment in full, in cash or cash equivalents, of all Senior Debt, or provision shall thereupon be made for such payment, before Holder shall be entitled to receive any further payment or distribution of any kind or character (excluding (A) the KVT Collateral and (B) securities of Comdial or any other corporation provided for by a plan of reorganization or readjustment that are equity securities or are subordinated in right of payment to all Indebtedness of Comdial issued to the holders of Senior Debt in such plan of reorganization or readjustment to substantially the same extent as, or to a greater extent than, this Note is subordinated as provided in this Section 10 (such equity securities or subordinated securities being herein called "Permitted Junior Securities")) on account of principal of, premium (if any) or interest or other amounts owing on this Note;

          (ii) Any further payment or distribution of assets of Comdial of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities and the KVT Collateral), by setoff or otherwise, to which Holder would be entitled but for the provisions of this Section 10 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full, in cash or cash equivalents, of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to for the holders of Senior Debt; and

          (iii) In the event that, notwithstanding the foregoing provisions of this Section 10.2, Holder shall receive any further payment or distribution of assets of Comdial of any kind or character, whether in cash, property or securities, in respect of principal, premium (if any) or interest or other amounts owing on this Note before all Senior Debt is paid in full, in cash or cash equivalents, or payment thereof provided for, then and in such event such further payment or distribution (excluding Permitted Junior Securities and the KVT Collateral) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of Comdial for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, in cash or cash equivalents, after giving effect to any concurrent payment or distribution to for the holders of Senior Debt.

          10.3 Prohibited Payments and Actions. Except as otherwise provided in Sections 10.4 and 10.5 below, Holder agrees that, until all Senior Debt shall have been paid in full, in cash or cash equivalents, and all outstanding commitments of the holders of Senior Debt for the incurring of additional Senior Debt shall have been terminated in writing, Holder will not:

          (a) Ask, demand, sue for, take or receive from or on behalf of Comdial or any of its Subsidiaries, including, without limitation, KVT, by setoff or in any other manner, payment of the whole or any part of the Indebtedness evidenced by this Note;

          (b) Initiate, commence or participate with others in any suit, action or proceeding against Comdial or any of its Subsidiaries, including, without limitation, KVT, or otherwise take action against Comdial, KVT or any of Comdial's other Subsidiaries, or any of their respective assets, to enforce payment of or to collect the whole or any part of the Indebtedness evidenced by this Note; or

          (c) Ask, demand, take or receive any security from Comdial or KVT or any of Comdial's other Subsidiaries for any of the Indebtedness evidenced by this Note, except for the KVT Collateral.

     If Holder in violation of the provisions of this Section 10 shall commence, prosecute or participate in any suit, action or proceeding against Comdial or any of its Subsidiaries, Comdial or any holder of Senior Debt may interpose as a defense or plea the provisions of this Section 10 and any holder of Senior Debt may intervene and interpose such defense in its name or in the name of Comdial or any of its Subsidiaries, and Comdial or any holder of Senior Debt may by virtue of the provisions of this Section 10 restrain the enforcement thereof in the name of Comdial or any of its Subsidiaries or any holder of Senior Debt.

          10.4 Permitted Payments. Notwithstanding the provisions of Section 10.3 hereof, until such time as a Senior Debt Default shall occur and any holder of Senior Debt shall give Holder written notice (a "Blockage Notice") in the manner set forth in Section 12 hereof of the occurrence thereof, Comdial may pay to Holder, and Holder may demand, accept and retain from Comdial, annual payments of the principal of, and interest on, this Note on their respective due dates as set forth in Section 1 of this Note. Upon the giving of a Blockage Notice by any holder of Senior Debt, the subordination provisions of Section 10.3 shall govern and control until the earlier to occur of:

          (a)  The Senior Debt Default giving rise to the
     Blockage Notice shall have been cured or waived in writing by the holder of Senior Debt giving such Blockage Notice or shall have ceased to exist; or

          (b) all Senior Debt shall have been paid in full, in cash or cash equivalents, and all outstanding commitments of each holder of Senior Debt for the incurring of Senior Debt shall have been terminated in writing;

after which, in the case of the foregoing clause (a), Comdial shall resume making all payments then due or thereafter becoming due and owing on this Note, and in the case of the foregoing clause (b), the provisions of this Section 10 shall be of no further force and effect.

          10.5 Permitted Enforcement of KVT Security Agreement. Notwithstanding any contrary provision herein contained, Holder may (i) accelerate the maturity of this Note and (ii)enforce his lien in and security interest upon the KVT Collateral in accordance with the provisions of the KVT Security Agreement and applicable law upon the earliest to occur of one or more of the following events:

          (a) All Senior Debt shall have been paid in full, in cash or cash equivalents, and all commitments of the holders of Senior Debt for the incurring of additional Senior Debt shall have been terminated in writing;

          (b) Comdial or KVT shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official of Comdial or KVT or substantially all of its respective assets, or Comdial or KVT shall make a general assignment for the benefit of its respective creditors;

          (c) A proceeding shall have been instituted in a court having jurisdiction seeking an order for relief in respect of Comdial of KVT in an involuntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee or similar official of Comdial or KVT or substantially all of its respective assets, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days or such court shall enter an order granting the relief sought in such proceeding;

          (d)  The acceleration by any of the holders of Senior
     Debt of the Senior Debt owing to such holder or the commencement by any of the holders of Senior Debt of foreclosure or similar action pursuant to the provisions of a Senior Loan Agreement or applicable law; or

          (e) (i) Comdial shall fail to make any payment of the principal or interest on this Note when such payment is due (whether as a result of a Blockage Notice or otherwise);
     (ii) Holder shall give Comdial and the holders of Senior Debt written notice of the failure of Comdial to make such payment in the manner set forth in Section 12 hereof, and
     (iii) within 90 days after the due date of such missed payment, Comdial or the holders of Senior Debt on behalf of Comdial shall not make such missed payment;

provided, however, that any further collection or enforcement action beyond acceleration of the maturity hereof and enforcement by Holder of the liens in the KVT Collateral shall be subject to the provisions of Section 10.3 hereof.

          10.6 Turnover of Prohibited Payments. Except for (a) payments permitted to be made pursuant to this Section 10, (b) Permitted Junior Securities and (c) the KVT Collateral, should any payment, distribution or security or the proceeds thereof be collected or received by Holder upon or with respect to the Indebtedness evidenced by this Note prior to the payment in full of all Senior Debt, in cash or cash equivalents, and the termination in writing of all commitments of the holders of Senior Debt for the incurring of additional Senior Debt, Holder shall receive and hold the same in trust, as trustee for the benefit of the holders of Senior Debt, and shall forthwith deliver the same to the holders of Senior Debt in precisely the same form received (except for the endorsement or assignment of Holder where necessary) for application to the Senior Debt, ratably as to each holder of Senior Debt to the extent necessary to make payment in full or all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution ro or for the holders of Senior Debt.

          10.7 Subrogation. After all Senior Debt is paid in full in cash or cash equivalents, and until this Note is paid in full, Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments and distributions applicable to Senior Debt, to the extent payments or distributions otherwise payable to Holder have been applied to the payment of Senior Debt in accordance with the provisions of this Section 10. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which Holder would be entitled except for the provisions of this
Section 10, and no payments over pursuant to the provisions of this Section 10 to the holders of Senior Debt by Holder, shall, as among Comdial, its creditors other than holders of Senior Debt, and Holder, be deemed to be a payment or distribution by Comdial to on account of the Senior Debt.

          10. Provisions Solely to Define Relative Rights. The provisions of this Section 10 are and are intended solely for the purpose of defining the relative rights of Holder on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Section 10 or elsewhere in this Note is intended to shall (a) impair, as between Comdial and Holder, the obligation of Comdial, which is absolute and unconditional, to pay to Holder the principal of, and interest on this Note in accordance with its terms, or (b) except as specifically otherwise provided elsewhere in this Section 10, prevent Holder from exercising all remedies otherwise permitted by applicable law upon the occurrence of an default under this Note, subject to the rights of the holders of Senior Debt to receive payments and distributions otherwise payable to Holder.

          10.9 No Waiver of Subordination Provisions.

          (a) No right of any present or future holder of any Senior Debt to enforce the subordination of the Indebtedness evidenced by this Note shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of Comdial or by any act or failure to act by any such holder, or by any non-compliance by Comdial with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with;

          (b) Without in any way limiting the generality of subsection (a) of this Section 10.9, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to Holder, without incurring responsibility to Holder and without impairing or releasing the subordination provided in this Section 10 or the obligations hereunder of Holder, do any one or more of the following;

               (i) Increase, change the manner, place or terms of payment or extend the time of payment of, or refund or refinance, or renew or alter, Senior Debt, or change, modify or amend the terms of a Senior Loan Agreement or any other instrument evidencing the Senior Debt or any agreement under which Senior Debt is outstanding;

               (ii) Sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

               (iii)     Release any person liable in any manner
          for the collection of Senior Debt;

               (iv) Exercise or refrain from exercising any rights against Comdial or any of its Subsidiaries or any other person; and

               (v) Take any other action which might otherwise constitute a defense available to, or a discharge of, Holder in respect of his obligations to the holder of Senior Debt under this Section 10.

          10.10 Waiver of Holder. Holder by his acceptance hereof shall be deemed to acknowledge and agree that the provisions of this Section 10 are, and are intended to be, an inducement and a consideration to each holder of Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of this Note, to acquire, hold, or to continue to hold, such Senior Debt and each holder of Senior Debt shall be deemed conclusively to have relied upon the provisions of this
Section 10, and Holder expressly waives all notice of the acceptance by the holders of Senior Debt of the provisions of this Section 10, notice of the incurring of Senior Debt from time to time and all other notices not specifically required pursuant to the terms of this Note or by law, and reliance by the holders of Senior Debt upon the provisions of this Section 10.

          10.11     Reinstatement.  The provisions of this
Section 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be disgorged by the holders thereof upon the insolvency, bankruptcy or reorganization of Comdial or any of its Subsidiaries or otherwise, all as though such payment had not been made.

          10.12 Grant of Authority. Until all of the Senior Debt is paid in full, in cash or cash equivalents, and all outstanding commitments of the holders of Senior Debt for the incurring of additional Senior Debt are terminated in writing, Holder hereby irrevocably authorizes and empowers each holder of Senior Debt, in the event any proceeding referred to in Section
10.2 above is commenced by or against Comdial, to:

          (a) Collect and receive every payment or distribution referred to in Section 10.2 above (other than payments permitted by Section 10.4 hereof, Permitted Junior
     Securities or the KVT Collateral) and give acquittance therefor;

          (b) File claims and proofs of claim in such proceeding in respect of the Indebtedness evidenced by this Note in its name, or in the name of Holder or otherwise, as such holder of Senior Debt may deem reasonably necessary or advisable for the exercise or enforcement of any other rights of such holder of Senior Debt under the provisions of this Section 10; and

          (c) Take such action as may be reasonably requested at any time and from time to time by such holder of Senior Debt to file appropriate claims and proofs of claim in respect of the Indebtedness evidenced by this Note in order, under the circumstances set forth in and in accordance with the terms of this Section 10, to enable such holder of Senior Debt to enforce any and all claims upon or in respect of the Indebtedness evidenced by this Note and to receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of this Note.


     11. Governing Law. This Note shall be enforced and governed by reference to Florida Law.

     12. Notices. Any notice, demand or other communication required or permitted under the terms of this Note shall be in writing and shall be made by facsimile transmitter, overnight air courier, or certified or registered mail, return receipt requested, and shall be deemed to be received by the addressee one (1) business day after sending if sent by facsimile transmitter or overnight air courier, and three (3) business days after mailing, if sent by certified or registered mail. Notices shall be addressed as follows:

     (a)  If to Comdial: Comdial Corporation
                         1180 Seminole Trail
                         Charlottesville, Virginia 22906
                         Facsimile No. 804/978-2512

     (b)  If to Holder:  Nick Branica and Eoin Heaney
                         5424 Siesta Cove Drive
                         Sarasota, Florida  34242

     (c)  If to the
          holders of
          Senior Debt:   Fleet Capital Corporation
                         6060 J.A. Jones Drive, Suite 200
                         Charlotte, North Carolina 28287
                         Facsimile No. 704/553-6738

or at such other address as any party may designate by notice to the other parties in accordance with the provisions hereof.

     IN WITNESS WHEREOF, the undersigned caused this instrument to be executed and delivered as of the date first above-written.


                              COMDIAL CORPORATION
                              A Delaware corporation


                              By:________________________________

                              Title:________________________



     THE UNDERSIGNED guarantees payment, performance and collection of this Note.

                              KEY VOICE TECHNOLOGIES, INC.
                              A Delaware corporation


                              By:________________________________

                              Title:________________________


      Exhibit C
Form of Security Agreement
--------------------------

                        SECURITY AGREEMENT


     THIS SECURITY AGREEMENT is made this 20th day of March, 1996, by KEY VOICE TECHNOLOGIES, INC., a Delaware corporation ("KVT"), for value received, in favor of and granting to NICK BRANICA and EOIN HEANEY (collectively, the "Secured Party"), a security interest in all of KVT's right, title and interest in and to the following property, whether now owned or hereafter acquired or developed by KVT:

          (a)  All Verbatim/Vicki (including Screen Saver),
     Small Office and Visual Call Management computer software (the "Software");

          (b) All computer programs and codes relating to the Software;

          (c) All upgrades, enhancements, modifications and derivations of the Software;

          (d) All patents, copyrights, tradenames, trade marks, service marks and intellectual property rights relating to the Software;

          (e) All increases, accessories, parts, accessions and replacements of the Software; and

          (f)  All other proceeds of the foregoing,

(collectively, the "Collateral") to secure the payment of that certain indebtedness evidenced by that certain Subordinated Promissory Note executed by Comdial Corporation, a Delaware corporation ("Comdial") and guaranteed by KVT in the original principal amount of Seven Million & No/100 Dollars ($7,000,000.00) (the "Note"), of even date herewith and any and all extensions or renewals thereof (hereinafter called the "Obligations").

     KVT hereby warrants and agrees that:

     1.  Nature of Security Interest in Collateral.  The
Collateral is acquired or used primarily for business uses and, is being indirectly acquired with the proceeds of the loan provided for in or secured by this Agreement.

     2. Location of Collateral. For so long as any of the Obligations secured hereunder remain outstanding, Secured Party shall be permitted to retain a copy of the source codes for the Collateral; provided, (a) Secured Party uses reasonable care and diligence in the safekeeping of the source codes and shall not make any additional copies of the same; (b) Secured Party shall provide each of KVT and Comdial with an exact duplicate of all such source codes retained by Secured Party; and (c) upon satisfaction of the Obligations secured hereunder, Secured Party shall return to KVT all copies of source codes in its possession. Notwithstanding any provision herein to the contrary, upon demand by KVT, Secured Party agrees to negotiate in good faith with KVT the terms of an escrow arrangement pursuant to which such source codes shall be held, and upon entering into such an escrow arrangement, Secured Party shall deliver to the escrow agent thereunder copies of all source codes for the Collateral in its possession.

     3. Place of Business of KVT. The chief place of business of KVT is: 1919 Ivanhoe Street, Sarasota, Florida 34231, and KVT will immediately notify Secured Party in writing of any change in KVT's chief place of business.

     4. Ownership. Except for the security interest granted hereby and a second security interest in favor of Fleet Capital Corporation ("Fleet"), its successors and assigns and any replacement lenders refinancing all or any portion of the indebtedness owing to Fleet (the "Senior Lenders"), KVT is the owner of the Collateral free from any adverse lien, security interest, or encumbrance; and KVT will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest thereon.

     5. Perfection of First Security Interest. No Financing Statement covering any Collateral or any proceeds thereof is on file in any public office except in favor of Secured Party and in favor of the Senior Lenders. KVT authorizes Secured Party to file, in jurisdictions where this authorization will be given effect, a Financing Statement signed only by the Secured Party describing the Collateral in the same manner as it is described herein; and from time to time at the request of Secured Party, execute one or more Financing Statements and such other documents (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Secured Party and do such other acts and things, all as the Secured Party may request to establish and maintain a valid first security interest in the Collateral (free of all other liens and claims whatsoever except those permitted hereby) to secure the payment of the Obligations. All costs and expenses associated with this paragraph shall be borne by KVT.

     6. Disposition Prohibited; Subordination of Others. KVT will not sell, transfer, license, lease or otherwise dispose of any interest in any of the Collateral or any interest therein, or offer so to do without the prior written consent of Secured Party, except for licensing the Collateral in the current manner in the ordinary course of business. Notwithstanding any contrary provision contained herein, all permitted uses of the Collateral shall be subordinated to Secured Party's rights in the Collateral, and KVT shall cause any and all permitted uses to so provide in documentation relating thereto except for licenses in the manner currently granted to KVT's customers in the ordinary course of KVT's business.

     7. Insurance. KVT shall name Secured Party as an additional insured on all policies which KVT maintains on the Collateral. Each such policy shall provide that loss thereunder and proceeds payable thereunder shall be payable to Secured Party as its interest may appear (and Secured Party may apply any proceeds of such insurance which may be received by Secured Party toward payment of the Obligations, whether or not due, in such order of application as Secured Party may determine). KVT shall provide Secured Party with copies of any such policies.

     8. Protection and Preservation. KVT shall at all times keep the Collateral free from any adverse lien, security interest, or encumbrance except in favor of the Secured Party and the Senior Lenders. KVT shall at all times keep the Collateral in good order and repair and will not waste or destroy the Collateral or any part thereof; and KVT will not use the Collateral in violation of any statute or ordinance; and Secured Party may examine and inspect the Collateral at any time, wherever located, during normal business hours with reasonable advance notice. KVT shall be permitted, but not required, to defend any trademark actions relating to the use of the mark "Verbatim" and if electing not to so defend, Secured Party shall be permitted, but not required, to undertake such defense, at its own cost and expense.

     9. Taxes and Assessments. KVT will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement or upon any note or notes evidencing the Obligations, or any of them.

     10. Secured Party Protection and Preservation. At its option, Secured Party may discharge taxes, liens, or security interest or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral. KVT agrees to reimburse Secured Party on demand for any payment made, or any expense incurred, by Secured Party, pursuant to the foregoing authorization. Until default, KVT may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement.

     11. Events of Default. KVT shall be in default under this Agreement upon the happening of any of the following events or conditions: (a) failure or omission to pay when due any Obligation (or any installment thereof or interest thereon), or default in the payment or performance of any obligation, covenants, agreement, or liability contained or referred to herein; (b) any warranty, representation, or statement made or furnished to Secured Party by or on behalf of KVT proves to have been false in any material respect when made or furnished; (c) loss, theft, substantial damage, destruction, sale, or encumbrance to or of any of the Collateral, or the making of any levy, seizure, or attachment thereof or thereon; (d) any Obligor (which term, as used herein, shall mean each KVT and each other party primarily or secondarily or contingently liable on any of the Obligations) becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors, or any proceeding is instituted by or against any Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature; (e) entry of any judgment against any Obligor unsatisfied or not fully bonded within 90 days of entry, which when aggregated with all such judgments represents at least 10% of such Obligor's book net worth; (f) dissolution, merger or consolidation, or transfer of a substantial party of the property of any Obligor which is a corporation or a partnership; (g) appointment of a receiver for the Collateral; or (h) a failure of Comdial to pay under the Note.

     12. Remedy for Default. Upon the occurrence of any such default or at any time thereafter, Secured Party may, at its option, subject to the provisions of Section 10 of the Note, declare all Obligations secured hereby, or any of them (notwithstanding any provisions thereof), immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become and be due and payable without demand or notice (but with such adjustments, if any, with respect to interest or other charges as may be provided for in the promissory note or other writing evidencing such liability), and Secured Party shall have and may exercise from time to time any and all rights and remedies of a Secured Party under the Uniform Commercial Code and any and all rights and remedies available to it under any other applicable law; and upon request or demand of Secured Party, KVT shall, at its expense, assemble the Collateral and make it available to the Secured Party at a convenient place acceptable to Secured Party; and KVT shall promptly pay all costs of the Secured Party of collection of any and all of the Obligations, and enforcement of rights hereunder, including reasonable attorneys' fees and legal expenses. Unless the Collateral is perishable or threatens to decline speedily in value or is a type customarily sold on a recognized market, Secured Party will give KVT reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to KVT at least ten (10) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling, or the like, shall include Secured Party's reasonable attorneys' fees and legal expenses. Secured Party may purchase the Collateral at any such public sale. Upon disposition of any Collateral after the occurrence of any default hereunder, KVT shall be and remain liable for any deficiency; and Secured Party shall account to KVT for any surplus, but Secured Party shall have the right to apply all or any part of such surplus (or to hold the same as a reserve against) all or any of the Obligations, whether or not they, or any of them, be then due, and in such order of application as Secured Party may from time to time elect.

     13. Waiver; Remedies Cumulative. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of Secured Party in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The provisions of this Agreement are cumulative and in addition to the provisions of any note secured by this Agreement, and Secured Party shall have all the benefits, rights and remedies of and under any note secured hereby.

     14.  Successors; Joint and Several Liability.  All rights of
Secured Party hereunder shall inure to the benefit of its successors and assigns; and all Obligations of KVT shall bind the heirs, executors, administrators, successors and assigns of KVT.

     15. Modification and Waiver. No amendment, modification or waiver of any term or provision hereof shall be valid unless in writing and signed by the party sought to be held thereto.

     16. Interpretation. This Agreement has been delivered in the State of Virginia but shall be construed in accordance with Florida laws. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. To the singular pronoun, when used herein, shall include the plural. Captions and headings herein are for convenience of reference only and shall not effect the interpretation hereof. This Agreement shall not be construed more strongly against a party because of such party's participation in the preparation hereof.

     17. Notices. Any notice hereunder shall be in writing and either delivered in person or mailed, postage prepaid, first class mail to the parties as follows: If to KVT to 1919 Ivanhoe Street, Sarasota, Florida 34231 with a copy to Comdial Corporation, 1180 Seminole Trail, Charlottesville, Virginia 22902, Attn.: Wayne R. Wilver; and if to Secured Party to 5424 Siesta Cove Drive, Sarasota, Florida 34242. A Notice mailed shall be deemed received three days after mailing.

     18.  Timing.  Time is of the essence of this Agreement.
This Agreement shall become effective as of the date of this Agreement.

     19. Limitation as to Remedies of Secured Party. The remedies of Secured Party set forth herein are restricted and limited to the extent and in the manner provided in the Note.

     IN WITNESS WHEREOF, the undersigned executed and delivered this Agreement effective as of the date first above-written.

WITNESS:                      KVT:
                              KEY VOICE TECHNOLOGIES, INC.
                              a Delaware Corporation

_______________________       By:__________________________
___________(Print Name)          _______________(Print Name)
                                 As______________(Title)

________________________
___________(Print Name)
      Exhibit D
Form of Branica Employment Agreement
------------------------------------


                       Employment Agreement


     This Employment Agreement is made and entered into as of
_____________, 1996, by and between Comdial Corporation, a Delaware corporation ("Comdial") and Nick Branica, an individual residing at
_________________________________________________________
("Executive").

                             Recitals

     Comdial, Executive, and Eoin Heaney ("Heaney") are parties to
a certain Stock Purchase Agreement dated as of March [    ], 1996
(the "Stock Purchase Agreement") pursuant to which Comdial has agreed to purchase from Executive and Heaney all of the issued and outstanding capital stock of Key Voice Technologies, Inc., a
Florida corporation ("KVT").   Capitalized terms used herein
without definition shall have the meanings ascribed to such terms in the Stock Purchase Agreement. The obligation of Comdial to effect the transactions contemplated by the Stock Purchase Agreement is conditioned upon, among other things, Executive's execution and delivery to Comdial of this Agreement providing for Executive's employment by Comdial after the Closing.

     Now, Therefore, in consideration of the premises and the mutual covenants herein contained, the continued employment of Executive, and other good and valuable consideration, Comdial and Executive agree as follows:

     1. Employment; Term. On the terms and conditions hereinafter set forth, Comdial hereby employs Executive, and Executive hereby accepts exclusive full-time employment with Comdial. Such employment shall commence at the Effective Time and shall continue until terminated in accordance with the provisions of Section 10 of this Agreement. The period during which Executive is employed hereunder shall be referred to as the "Employment Term."

     2. Duties. During the Employment Term, Executive shall serve as ____________ of KVT and shall have such powers, duties and responsibilities as are consistent with such offices and prescribed from time to time by KVT's bylaws or the Board of Directors of KVT (the "Board"). From time to time, Comdial may assign Executive additional duties and responsibilities of an executive nature for the benefit of Comdial or its other subsidiaries. Executive agrees faithfully to discharge such duties and responsibilities and, generally, to perform such other functions consistent with such offices for Comdial and its subsidiaries. The compensation herein provided to be paid to Executive shall cover and include all services and functions performed by Executive for Comdial, KVT, and Comdial's other subsidiaries. Executive's employment shall be in accordance with the policies established by Comdial as to working facilities, vacation, sick leave and all other benefits for, and restrictions upon, its senior executives and Executive shall comply at all times with the procedures established by the Board or by Comdial relating to the conduct of the senior executives of Comdial and its subsidiaries, as in effect from time to time during the Employment Term.

     3. Extent of Services; Place of Employment. Executive agrees that, during the Employment Term, he will devote substantially all of his working time (except for vacations and periods of illness), attention and best efforts to the business and interests of KVT, that he will perform all duties and responsibilities assigned to him and that he will do his utmost to enhance and develop the business, interests and welfare of KVT and Comdial generally and shall not, without the prior written consent of the Board, work for any other employer or take any other position or undertake any activity (whether or not compensated) not related to his employment that would in the aggregate require any substantial portion of his working time or otherwise adversely affect his ability to perform
hereunder.   Executive shall perform his duties at the principal
office of KVT in Sarasota, Florida, except to the extent that Executive may be required to travel and render services in different locations from time to time incident to the performance of such duties. Executive shall be reimbursed for travel and other business expenses in accordance with Comdial's standard policies for such reimbursements.

     4. Salary; Benefits. Executive's compensation, including base salary, bonus, and other fringe benefits, is set forth on
Schedule 1 attached hereto and made a part hereof. In addition, Executive shall be eligible to participate in all employee and fringe benefit plans, programs and arrangements available to senior executives in accordance with the terms thereof and as the same may from time to time be amended from time to time during the Employment Term. Notwithstanding the foregoing, the Board may increase Executive's compensation at any time during the Employment Term.

     5.  Termination.

          (a) Five-Year Term. Subject to the provisions of Sections 5(b), 5(c) and 5(d), the term of this Agreement shall extend from the Effective Time until the fifth anniversary of the Effective Time.

          (b) Death or Disability. This Agreement shall be terminated automatically upon Executive's death and may be terminated at the discretion of the Board if Executive shall be rendered substantially unable to perform his services hereunder for three consecutive months because of a medically determined physical or mental disability. A condition of disability under this Agreement shall be determined by the Board on the basis of competent medical advice. A written opinion of a licensed physician certified in his field of specialization and acceptable to the Board, or Executive's receipt of or entitlement to disability benefits under any insurance policy, benefit plan, or under federal social security laws shall be conclusive evidence of disability.

          (c) Termination for Cause. The Board may, at any time, upon written notice to Executive, terminate Executive's employment for Cause. For purposes of this Section 5(c), the term "Cause" shall mean (i) a material failure by Executive to perform his duties as provided in Sections 2 and 3 hereof or to comply with his obligations under Sections 7 and 8 hereof, (ii) any misappropriation by Executive of the funds, properties or assets of Comdial or any of its subsidiaries,
(iii) any intentional or negligent act or omission by Executive resulting in material damage to or destruction of the properties or assets of Comdial or any of its subsidiaries; (iv) any falsification by Executive of any books, records, documents or systems of Comdial or any of its subsidiaries; or (v) the commission of any act by Executive involving moral turpitude or constituting a felony under the laws of the United States, any state or any political subdivision thereof.

          (d) Voluntary Resignation. Executive may, at any time, upon thirty (30) days' written notice to Comdial, terminate the Employment Term for any reason, with or without cause.

     6. Effect of Termination. Upon the termination of the Employment Term, Comdial's obligations under Sections 1 and 4 of this Agreement shall immediately expire, but all other rights and obligations of the parties hereto, including, without limitation, the obligation of Comdial to pay compensation accrued pursuant to
Section 4 through the termination date and the obligations of Executive under Sections 7, 8, 9, and 12 of this Agreement shall continue in full force and effect.

     7.  Noncompetition.

          (a) Executive acknowledges that his relationship with Comdial and its affiliates will give him access to valuable confidential and proprietary information and expertise not generally known in the industry in which Comdial and its affiliates are engaged (including information conceived, originated, discovered or developed by Executive) relating to the telecommuni-cations, telephone systems, computer telephony, and voice messaging products and businesses of Comdial and its affiliates (collectively, the "Business"), including, without limitation, the following: technical know-how; lists of previous, present and prospective venture partners, investors, and lenders; credit information; sources of supply; business plans, proposals and summaries; private processes, techniques and formulae; research and development activities and data; inventions; and other aspects of the affairs and business operations of Comdial and its affiliates as they exist on the date hereof (or as they may from time to time
exist during the term of this Agreement).   If used to the benefit
of a company engaging in a business similar to the Business, such information would prejudice the interests of Comdial.

          (b) In view of the foregoing, as a material inducement to Comdial to enter into this Agreement, Executive hereby agrees that neither Executive nor any entity controlled by or otherwise affiliated with Executive shall, during the Employment Term and thereafter during the Post Employment Period (defined in Section 7(c) of this Agreement), except for duties to be performed by Executive as an employee of Comdial, in any manner, directly or indirectly, own, manage, operate, control, be employed by, consult with, participate in or be connected in any manner with the ownership, management, operation or control of any sole proprietorship, partnership, corporation or other entity (A) which competes with Comdial or any of its affiliates in the development, manufacture or sale of (1) voice messaging products or services, or
(2) any other product or service as to which Executive was materially involved during the Employment Term, or (B) which calls upon, solicits, diverts or takes away any of the then existing customers or patrons of Comdial or any of its affiliates for the purpose of causing or attempting to cause any such person to purchase products sold or services rendered by Comdial or any of its affiliates from any person other than Comdial or its affiliates, or otherwise diverts or attempts to divert business from Comdial. Nothing contained in the foregoing sentence shall be construed as preventing Executive from owning, solely for passive investment, less than five percent (5%) of the stock of any entity registered on a recognized stock exchange. Executive agrees that the specified duration of the covenants set forth in this Section
7 shall be extended by and for the term of any period during which Executive is in violation of any such covenant.

          (c) For purposes of this Section 7, the term "Post
Employment Period" shall mean a period of time commencing as of the date the Employment Term expires and ending on the later to occur of the following: (i) the fifth anniversary of the date of this Agreement, or (ii) the second anniversary of the date the Employment Term expires.

     8. Confidentiality Agreement; Assignment of Inventions. Executive agrees to execute and deliver to Comdial, at the Effective Time, Comdial's standard Employee Confidentiality Agreement and Assignment, a copy of which is attached to this Agreement as Schedule 2. The Executive shall be bound by the provisions of the Employee Confidentiality Agreement and Assignment throughout the Employment Term. In the event the Executive's employment is terminated for any reason, Executive shall continue to be bound by the provisions of the Employee Confidentiality Agreement and Assignment, in accordance with its terms; provided, however, that if Comdial is in default under any of its obligations to Executive set forth in the Stock Purchase Agreement, the Secured/Subordinated Promissory Note (including a deferral of a payment deferred or delayed due to the subordination provisions in said note). or the Security Agreement (a "Default"), and such Default shall have continued unabated for a period of sixty (60) days after written notice thereof is received by Comdial, Executive may terminate his employment hereunder and the provisions of the Employee Confidentiality Agreement and Assignment shall no longer apply to the collateral subject to the Security Agreement.

     9. Copyrights. Executive specifically agrees that all copyrightable materials generated or developed by Executive which relate to the business of Comdial or any of its affiliates, including, but not limited to, computer programs and documentation, shall be considered works made for hire under the copyright laws of the United States and shall, upon creation, be owned exclusively by Comdial. To the extent that any such materials, under applicable law, may not be considered works made for hire, Executive hereby assigns to Comdial the ownership of all copyrights to such materials, without the necessity of any further consideration, and Comdial shall be entitled to register and hold in its own name all copyrights in respect of such materials.

     10. Application of Agreement. In the event that any court shall finally hold that any provision stated in this Agreement constitutes an unreasonable restriction upon Executive, the parties hereby expressly agree that the provisions of this Agreement shall not be rendered void but shall apply as to time and territory or to such other extent as such court may judiciously determine or indicate constitutes a reasonable restriction under the circumstances involved.

     11. Injunctive Relief. It is understood and agreed that it may be impossible to measure in money the damages that will accrue to Comdial in the event that Executive breaches the provisions of Sections 7, 8 or 9 above, and that Comdial's remedy at law in the event of such a breach would not be adequate. Therefore, it is agreed that Comdial shall be entitled, in the event of such a breach, to an injunction and other equitable remedies as a matter of right. However, recourse to any remedy hereunder shall not constitute an election by Comdial, but Comdial may resort to other remedies or a combination of remedies as it may choose.

     12. Executive's Representation. Executive represents and warrants to Comdial that he has the full power and right to enter into and perform this Agreement without the consent or approval of any other person, including any present or previous employer; and that his execution, delivery and performance of this Agreement will not violate or cause a breach of any existing employment or other agreement or any other duty by which he is bound, or any outstanding covenant or promise, including covenants not to compete, given by him to any other person. Executive agrees to indemnify Comdial against any damages, expenses or claims, including attorney's fees, by reason of any breach of these representations or any other part of this Agreement.

     13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telecopy or telegram or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice):

     If to Comdial:

          Comdial Corporation
          1180 Seminole Trail
          Charlottesville, VA 22901
          Attn: Wayne R. Wilver
          Fax: (804) 978-2512

     with a copy to:

          McGuire, Woods, Battle & Boothe, LLP
          P. O. Box 1288
          418 East Jefferson Street
          Charlottesville, VA 22902
          Attn: Robert E. Stroud
          Fax: (804) 980-2222

     If to Executive:

          Mr. Nick Branica
          c/o Key Voice Technologies, Inc.
          1919 Ivanhoe Street
          Sarasota, FL 34231
          Fax:  (941) 925-7278

             with a copy to:

          Burgess, Harrell, Mancuso & Olson, P.A.
          2033 Main Street
          Suite 300
          Sarasota, FL 34237
          Attn:  Donald J. Harrell
          Fax:  (941) 366-0189

     14. Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

     15. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     16. Employee Policies. The Executive shall be subject to Comdial's standard employee policies applicable generally to employees holding similar positions and having similar responsibilities. The Executive agrees to execute, at the Effective Time, such standard forms and documents as any employee of similar rank would sign and execute, acknowledging receipt of copies of Comdial's standard employee policies.

     17. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

     18. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without regard to any applicable conflicts of law.

     19. Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns. This Agreement is personal with Executive and may not be assigned by him. Comdial shall have the right to assign this Agreement to any affiliate of Comdial or to a successor to all or substantially all of the business or assets of Comdial or any division or part of Comdial with which Executive shall be employed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              COMDIAL CORPORATION


                              By: ___________________________
                                      Wayne R. Wilver
                                      Senior Vice President


                                   __________________________
                                      Nick Branica



Schedule 1 to Employment Agreement
Compensation
----------------------------------



Base Salary:             $140,000.00 per annum

Schedule 2
Employee Confidentiality Agreement and Assignment
-------------------------------------------------



Name:_______________________________________ Employee No.________________

Department:_________________ Place:________________ Date_________________


COMDIAL CORPORATION and its subsidiary corporations (hereinafter collectively called "Company") are engaged or may be engaged in certain fields of business, including but not limited to the fields of telephony, data processing, communications and electronics. The Company pursues research and development work, engages in design, manufacture and production of products, and further maintains accounting, cost, product, sales and other records, as well as lists of customers, and other proprietary information.

In consideration of my employment and the remuneration paid me by the Company and as a condition of my employment or of my continued employment, I hereby acknowledge and agree to the following matters.

1. I will devote all my time and best efforts in the fields of business, work or investigation of the Company and for its sole benefit.

2. I agree to maintain in confidence, both during my employment and thereafter, all proprietary information developed by me or learned by virtue of my employment by the Company ("Proprietary Information"), whether developed or learned before or after signing this agreement. For this purpose, Proprietary Information includes, but is not limited to, any secret process, method of operation, trade secret, engineering and technical data, business plan, customer list, price list, or other information not generally known by the public. I will not disclose any Proprietary Information to others or use it to my own advantage or that of any third person.

3. I will fully, completely and promptly disclose in writing to the Company any inventions, ideas, concepts, discoveries, improvements or other creations, whether patentable or not, conceived by me during and within the scope of my employment and relating to the fields of business, work or investigation of the Company.

4. Subject to the exclusions set forth in the next sentence, I agree to assign and transfer to the Company (and I do hereby assign and transfer to the Company by means of this agreement) all right, title and interest to all inventions, discoveries or improvements, patentable or unpatentable, conceived or made by me, either alone or with others, during the period of my employment and for one year thereafter. This assignment and agreement applies to all such items except for (i) any item as to which the Company agrees in writing that such item was not suggested by and did not result from any work performed on behalf of, or at the request of, the Company, and (ii) any item which does not fall within or arise out of the fields of business, work or investigation of the Company. I further agree to make and maintain such written records of the foregoing (if any) as the Company may require, which shall be and remain the property of and available to the Company at all times.

5. I agree to execute any and all instruments and do all things which the Company deems necessary to vest and maintain and protect and enforce in the Company (and the Company's nominees) the entire right, title and interest to all such inventions, discoveries and improvements in any and all countries, at the request and expense of the Company, but without additional remuneration to me.

6. Except as my duties for the Company may require, I will not remove from the property of the Company any documents, files, notebooks, records, correspondence, or models relating to the fields of business, work or investigation of the Company, or make copies thereof, all such items or copies whether made by me or by others being recognized by me to be the property of the Company and not to be used for my own or another's benefit, or delivered or communicated to another, at any time, without the written consent of the Company.

7. The Company shall be entitled to an injunction in any court having jurisdiction in the event of any threatened or actual violation of any of the provisions of this agreement.

8. Whenever the phrase "fields of business, work or investigation of the Company" is used herein it shall be deemed to include, without limitation, any present or future fields of business, work or investigation of the Company or any present or future subsidiary of the Company, and any field in which the Company (or any such subsidiary) has granted patent licenses or other rights to others.

9. This agreement is for the benefit of successors and assigns of the Company (as well as for the benefit of the Company), and is binding upon my heirs, assigns, administrators and representatives.

10. The enforcement of any of my obligations under this agreement shall not depend upon the enforcement of any other obligation hereunder. The expiration or termination of my employment shall not relieve me of any of my obligations as set forth in paragraphs 1 through 9 of this agreement. The Company may enforce any and all of its rights under this agreement for a period of three years after the expiration or termination of my employment.

11. This agreement as of the date hereof replaces all prior similar agreements and may be altered only in a writing signed by the Company.

12. I further represent that except as listed below, I have no agreements with or obligations to others relating to the fields of business, work or investigation of the Company which are in conflict with this agreement:

             Obligations Excluded From This Agreement:



13. I further represent that the list below contains a complete list of all inventions and patents which I have made heretofore in the fields of business, work or investigation of the Company, and which I desire to be excluded from this agreement.

       Name of Excluded Invention    Description of Excluded Invention
       --------------------------    ---------------------------------





WITNESS the following signatures as of the date first written above.

       WITNESS:                          ACCEPTED AND AGREED:


       ________________________________  ____________________________________
       Signature of Witness              Signature (Sign name in full)

Exhibit E
Form of Heaney Employment Agreement
-----------------------------------

                       Employment Agreement


     This Employment Agreement is made and entered into as of
_____________, 1996, by and between Comdial Corporation, a Delaware corporation ("Comdial") and Eoin Heaney, an individual residing at
_________________________________________________________
("Executive").

                             Recitals

     Comdial, Executive, and Nick Branica ("Branica") are parties
to a certain Stock Purchase Agreement dated as of March [    ],
1996 (the "Stock Purchase Agreement") pursuant to which Comdial has agreed to purchase from Executive and Branica all of the issued and outstanding capital stock of Key Voice Technologies, Inc., a Florida corporation ("KVT"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Stock Purchase Agreement. The obligation of Comdial to effect the transactions contemplated by the Stock Purchase Agreement is conditioned upon, among other things, Executive's execution and delivery to Comdial of this Agreement providing for Executive's employment by Comdial after the Effective Time.

     Now, Therefore, in consideration of the premises and the mutual covenants herein contained, the continued employment of Executive, and other good and valuable consideration, Comdial and Executive agree as follows:
          1. Employment; Term. On the terms and conditions hereinafter set forth, Comdial hereby employs Executive, and Executive hereby accepts exclusive full-time employment with Comdial. Such employment shall commence at the Effective Time and shall continue until terminated in accordance with the provisions of Section 10 of this Agreement. The period during which Executive is employed hereunder shall be referred to as the "Employment Term."

     2. Duties. During the Employment Term, Executive shall serve as ____________ of KVT and shall have such powers, duties and responsibilities as are consistent with such offices and prescribed from time to time by KVT's bylaws or the Board of Directors of KVT (the "Board"). From time to time, Comdial may assign Executive additional duties and responsibilities of an executive nature for the benefit of Comdial or its other subsidiaries. Executive agrees faithfully to discharge such duties and responsibilities and, generally, to perform such other functions consistent with such offices for Comdial and its subsidiaries. The compensation herein provided to be paid to Executive shall cover and include all services and functions performed by Executive for Comdial, KVT, and Comdial's other subsidiaries. Executive's employment shall be in accordance with the policies established by Comdial as to working facilities, vacation, sick leave and all other benefits for, and restrictions upon, its senior executives and Executive shall comply at all times with the procedures established by the Board or by Comdial relating to the conduct of the senior executives of Comdial and its subsidiaries, as in effect from time to time during the Employment Term.

     3. Extent of Services; Place of Employment. Executive agrees that, during the Employment Term, he will devote substantially all of his working time (except for vacations and periods of illness), attention and best efforts to the business and interests of KVT, that he will perform all duties and responsibilities assigned to him and that he will do his utmost to enhance and develop the business, interests and welfare of KVT and Comdial generally and shall not, without the prior written consent of the Board, work for any other employer or take any other position or undertake any activity (whether or not compensated) not related to his employment that would in the aggregate require any substantial portion of his working time or otherwise adversely affect his ability to perform
hereunder.   Executive shall perform his duties at the principal
office of KVT in Sarasota, Florida, except to the extent that Executive may be required to travel and render services in different locations from time to time incident to the performance of such duties. Executive shall be reimbursed for travel and other business expenses in accordance with Comdial's standard policies for such reimbursements.

     4. Salary; Benefits. Executive's compensation, including base salary, bonus, and other fringe benefits, is set forth on
Schedule 1 attached hereto and made a part hereof. In addition, Executive shall be eligible to participate in all employee and fringe benefit plans, programs and arrangements available to senior executives in accordance with the terms thereof and as the same may from time to time be amended from time to time during the Employment Term. Notwithstanding the foregoing, the Board may increase Executive's compensation at any time during the Employment Term.

     5.  Termination.

          (a) Five-Year Term. Subject to the provisions of Sections 5(b), 5(c) and 5(d), the term of this Agreement shall extend from the Effective Time until the fifth anniversary of the Effective Time.

          (b) Death or Disability. This Agreement shall be terminated automatically upon Executive's death and may be terminated at the discretion of the Board if Executive shall be rendered substantially unable to perform his services hereunder for three consecutive months because of a medically determined physical or mental disability. A condition of disability under this Agreement shall be determined by the Board on the basis of competent medical advice. A written opinion of a licensed physician certified in his field of specialization and acceptable to the Board, or Executive's receipt of or entitlement to disability benefits under any insurance policy, benefit plan, or under federal social security laws shall be conclusive evidence of disability.

          (c) Termination for Cause. The Board may, at any time, upon written notice to Executive, terminate Executive's employment for Cause. For purposes of this Section 5(c), the term "Cause" shall mean (i) a material failure by Executive to perform his duties as provided in Sections 2 and 3 hereof or to comply with his obligations under Sections 7 and 8 hereof, (ii) any misappropriation by Executive of the funds, properties or assets of Comdial or any of its subsidiaries, (iii) any intentional or negligent act or omission by Executive resulting in material damage to or destruction of the properties or assets of Comdial or any of its subsidiaries, (iv) any falsification by Executive of any books, records, documents or systems of Comdial or any of its subsidiaries; or (v) the commission of any act by Executive involving moral turpitude or constituting a felony under the laws of the United States, any state or any political subdivision thereof.

          (d) Voluntary Resignation. Executive may, at any time, upon thirty (30) days' written notice to Comdial, terminate the Employment Term for any reason, with or without cause.

     6. Effect of Termination. Upon the termination of the Employment Term, Comdial's obligations under Sections 1 and 4 of this Agreement shall immediately expire, but all other rights and obligations of the parties hereto, including, without limitation, the obligation of Comdial to pay compensation accrued pursuant to
Section 4 through the termination date and the obligations of Executive under Sections 7, 8, 9, and 12 of this Agreement shall continue in full force and effect.

     7.  Noncompetition.

          (a) Executive acknowledges that his relationship with Comdial and its affiliates will give him access to valuable confidential and proprietary information and expertise not generally known in the industry in which Comdial and its affiliates are engaged (including information conceived, originated, discovered or developed by Executive) relating to the telecommuni-cations, telephone systems, computer telephony, and voice messaging products and businesses of Comdial and its affiliates (collectively, the "Business"), including, without limitation, the following: technical know-how; lists of previous, present and prospective venture partners, investors, and lenders; credit information; sources of supply; business plans, proposals and summaries; private processes, techniques and formulae; research and development activities and data; inventions; and other aspects of the affairs and business operations of Comdial and its affiliates as they exist on the date hereof (or as they may from time to time
exist during the term of this Agreement).   If used to the benefit
of a company engaging in a business similar to the Business, such information would prejudice the interests of Comdial.

          (b) In view of the foregoing, as a material inducement to Comdial to enter into this Agreement, Executive hereby agrees that neither Executive nor any entity controlled by or otherwise affiliated with Executive shall, during the Employment Term and thereafter during the Post Employment Period (defined in Section 7(c) of this Agreement), except for duties to be performed by Executive as an employee of Comdial, in any manner, directly or indirectly, own, manage, operate, control, be employed by, consult with, participate in or be connected in any manner with the ownership, management, operation or control of any sole proprietorship, partnership, corporation or other entity (A) which competes with Comdial or any of its affiliates in the development, manufacture or sale of (1) voice messaging products or services, or
(2) any other product or service as to which Executive was materially involved during the Employment Term, or (B) which calls upon, solicits, diverts or takes away any of the then existing customers or patrons of Comdial or any of its affiliates for the purpose of causing or attempting to cause any such person to purchase products sold or services rendered by Comdial or any of its affiliates from any person other than Comdial or its affiliates, or otherwise diverts or attempts to divert business from Comdial. Nothing contained in the foregoing sentence shall be construed as preventing Executive from owning, solely for passive investment, less than five percent (5%) of the stock of any entity registered on a recognized stock exchange. Executive agrees that the specified duration of the covenants set forth in this Section
7 shall be extended by and for the term of any period during which Executive is in violation of any such covenant.

          (c) For purposes of this Section 7, the term "Post
Employment Period" shall mean a period of time commencing as of the date the Employment Term expires and ending on the later to occur of the following: (i) the fifth anniversary of the date of this Agreement, or (ii) the second anniversary of the date the Employment Term expires.

     8. Confidentiality Agreement; Assignment of Inventions. Executive agrees to execute and deliver to Comdial, at the Effective Time, Comdial's standard Employee Confidentiality Agreement and Assignment, a copy of which is attached to this Agreement as Schedule 2. The Executive shall be bound by the provisions of the Employee Confidentiality Agreement and Assignment throughout the Employment Term. In the event the Executive's employment is terminated for any reason, Executive shall continue to be bound by the provisions of the Employee Confidentiality Agreement and Assignment, in accordance with its terms; provided, however, that if Comdial is in default under any of its obligations to Executive set forth in the Stock Purchase Agreement, the Secured/Subordinated Promissory Note (including a deferral of a payment deferred or delayed due to the subordination provisions in said note). or the Security Agreement (a "Default"), and such Default shall have continued unabated for a period of sixty (60) days after written notice thereof is received by Comdial, Executive may terminate his employment hereunder and the provisions of the Employee Confidentiality Agreement and Assignment shall no longer apply to the collateral subject to the Security Agreement.

     9. Copyrights. Executive specifically agrees that all copyrightable materials generated or developed by Executive which relate to the business of Comdial or any of its affiliates, including, but not limited to, computer programs and documentation, shall be considered works made for hire under the copyright laws of the United States and shall, upon creation, be owned exclusively by Comdial. To the extent that any such materials, under applicable law, may not be considered works made for hire, Executive hereby assigns to Comdial the ownership of all copyrights to such materials, without the necessity of any further consideration, and Comdial shall be entitled to register and hold in its own name all copyrights in respect of such materials.

     10. Application of Agreement. In the event that any court shall finally hold that any provision stated in this Agreement constitutes an unreasonable restriction upon Executive, the parties hereby expressly agree that the provisions of this Agreement shall not be rendered void but shall apply as to time and territory or to such other extent as such court may judiciously determine or indicate constitutes a reasonable restriction under the circumstances involved.

     11. Injunctive Relief. It is understood and agreed that it may be impossible to measure in money the damages that will accrue to Comdial in the event that Executive breaches the provisions of Sections 7, 8 or 9 above, and that Comdial's remedy at law in the event of such a breach would not be adequate. Therefore, it is agreed that Comdial shall be entitled, in the event of such a breach, to an injunction and other equitable remedies as a matter of right. However, recourse to any remedy hereunder shall not constitute an election by Comdial, but Comdial may resort to other remedies or a combination of remedies as it may choose.

     12. Executive's Representation. Executive represents and warrants to Comdial that he has the full power and right to enter into and perform this Agreement without the consent or approval of any other person, including any present or previous employer; and that his execution, delivery and performance of this Agreement will not violate or cause a breach of any existing employment or other agreement or any other duty by which he is bound, or any outstanding covenant or promise, including covenants not to compete, given by him to any other person. Executive agrees to indemnify Comdial against any damages, expenses or claims, including attorney's fees, by reason of any breach of these representations or any other part of this Agreement.

     13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telecopy or telegram or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice):

     If to Comdial:

          Comdial Corporation
          1180 Seminole Trail
          Charlottesville, VA 22901
          Attn: Wayne R. Wilver
          Fax: (804) 978-2512

     with a copy to:

          McGuire, Woods, Battle & Boothe, LLP
          P. O. Box 1288
          418 East Jefferson Street
          Charlottesville, VA 22902
          Attn: Robert E. Stroud
          Fax: (804) 980-2222

     If to Executive:

          Mr. Eoin Heaney
          c/o Key Voice Technologies, Inc.
          1919 Ivanhoe Street
          Sarasota, FL 34231
          Fax:  (941) 925-7278

             with a copy to:

          Burgess, Harrell, Mancuso & Olson, P.A.
          2033 Main Street
          Suite 300
          Sarasota, FL 34237
          Attn:  Donald J. Harrell
          Fax:  (941) 366-0189

     14. Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

     15. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     16. Employee Policies. The Executive shall be subject to Comdial's standard employee policies applicable generally to employees holding similar positions and having similar responsibilities. The Executive agrees to execute, at the Effective Time, such standard forms and documents as any employee of similar rank would sign and execute, acknowledging receipt of copies of Comdial's standard employee policies.

     17. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

     18. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without regard to any applicable conflicts of law.

     19. Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns. This Agreement is personal with Executive and may not be assigned by him. Comdial shall have the right to assign this Agreement to any affiliate of Comdial or to a successor to all or substantially all of the business or assets of Comdial or any division or part of Comdial with which Executive shall be employed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              COMDIAL CORPORATION


                              By: ____________________________
                                      Wayne R. Wilver
                                      Senior Vice President


                                  ____________________________
                                      Eoin Heaney



      Schedule 1 to Employment Agreement
Compensation
----------------------------------


Base Salary:             $140,000.00 per annum






      Schedule 2 to Employment Agreement
Employee Confidentiality Agreement and Assignment
-------------------------------------------------


Name:_______________________________________ Employee No.________________

Department:_________________ Place:________________ Date_________________


COMDIAL CORPORATION and its subsidiary corporations (hereinafter collectively called "Company") are engaged or may be engaged in certain fields of business, including but not limited to the fields of telephony, data processing, communications and electronics. The Company pursues research and development work, engages in design, manufacture and production of products, and further maintains accounting, cost, product, sales and other records, as well as lists of customers, and other proprietary information.

In consideration of my employment and the remuneration paid me by the Company and as a condition of my employment or of my continued employment, I hereby acknowledge and agree to the following matters.

1. I will devote all my time and best efforts in the fields of business, work or investigation of the Company and for its sole benefit.

2. I agree to maintain in confidence, both during my employment and thereafter, all proprietary information developed by me or learned by virtue of my employment by the Company ("Proprietary Information"), whether developed or learned before or after signing this agreement. For this purpose, Proprietary Information includes, but is not limited to, any secret process, method of operation, trade secret, engineering and technical data, business plan, customer list, price list, or other information not generally known by the public. I will not disclose any Proprietary Information to others or use it to my own advantage or that of any third person.

3. I will fully, completely and promptly disclose in writing to the Company any inventions, ideas, concepts, discoveries, improvements or other creations, whether patentable or not, conceived by me during and within the scope of my employment and relating to the fields of business, work or investigation of the Company.

4. Subject to the exclusions set forth in the next sentence, I agree to assign and transfer to the Company (and I do hereby assign and transfer to the Company by means of this agreement) all right, title and interest to all inventions, discoveries or improvements, patentable or unpatentable, conceived or made by me, either alone or with others, during the period of my employment and for one year thereafter. This assignment and agreement applies to all such items except for (i) any item as to which the Company agrees in writing that such item was not suggested by and did not result from any work performed on behalf of, or at the request of, the Company, and (ii) any item which does not fall within or arise out of the fields of business, work or investigation of the Company. I further agree to make and maintain such written records of the foregoing (if any) as the Company may require, which shall be and remain the property of and available to the Company at all times.

5. I agree to execute any and all instruments and do all things which the Company deems necessary to vest and maintain and protect and enforce in the Company (and the Company's nominees) the entire right, title and interest to all such inventions, discoveries and improvements in any and all countries, at the request and expense of the Company, but without additional remuneration to me.

6. Except as my duties for the Company may require, I will not remove from the property of the Company any documents, files, notebooks, records, correspondence, or models relating to the fields of business, work or investigation of the Company, or make copies thereof, all such items or copies whether made by me or by others being recognized by me to be the property of the Company and not to be used for my own or another's benefit, or delivered or communicated to another, at any time, without the written consent of the Company.

7. The Company shall be entitled to an injunction in any court having jurisdiction in the event of any threatened or actual violation of any of the provisions of this agreement.

8. Whenever the phrase "fields of business, work or investigation of the Company" is used herein it shall be deemed to include, without limitation, any present or future fields of business, work or investigation of the Company or any present or future subsidiary of the Company, and any field in which the Company (or any such subsidiary) has granted patent licenses or other rights to others.

9. This agreement is for the benefit of successors and assigns of the Company (as well as for the benefit of the Company), and is binding upon my heirs, assigns, administrators and representatives.

10. The enforcement of any of my obligations under this agreement shall not depend upon the enforcement of any other obligation hereunder. The expiration or termination of my employment shall not relieve me of any of my obligations as set forth in paragraphs 1 through 9 of this agreement. The Company may enforce any and all of its rights under this agreement for a period of three years after the expiration or termination of my employment.

11. This agreement as of the date hereof replaces all prior similar agreements and may be altered only in a writing signed by the Company.

12. I further represent that except as listed below, I have no agreements with or obligations to others relating to the fields of business, work or investigation of the Company which are in conflict with this agreement:

             Obligations Excluded From This Agreement:



13. I further represent that the list below contains a complete list of all inventions and patents which I have made heretofore in the fields of business, work or investigation of the Company, and which I desire to be excluded from this agreement.

       Name of Excluded Invention    Description of Excluded Invention
       --------------------------    ---------------------------------





WITNESS the following signatures as of the date first written above.

       WITNESS:                          ACCEPTED AND AGREED:


       ________________________________  ____________________________________
       Signature of Witness              Signature (Sign name in full)








      Exhibit F
Form of Tax Agreement
---------------------


                          Tax Agreement


     This Tax Agreement (this "Tax Agreement") is made as of March 20, 1996, between and among Comdial Corporation, a Delaware corporation ("Buyer"), and Nick Branica and Eoin Heaney (collectively, the
"Sellers" and individually, a "Seller").

                             Recitals

     Buyer and Sellers are parties to a Stock Purchase Agreement dated as of March 5, 1996 (the "Stock Purchase Agreement"), pursuant to which Comdial has agreed to purchase from Sellers all of the issued and outstanding capital stock of Key Voice Technologies, Inc., a Florida Corporation ("KVT"). The Stock Purchase Agreement provides, among other things, that the parties will enter into this tax Agreement.

     Now, Therefore, in consideration of the premises and the mutual covenants here contained, the consummation of the transactions contemplated in the Stock Purchase Agreement, and other good and valuable consideration, the parties agree as follows:


     1. Certain Definitions. Capitalized terms not otherwise defined in this Tax Agreement shall have the meaning ascribed to them in the Stock Purchase Agreement; the singular shall be deemed to include the plural and vice-versa; and the following terms shall have the following meanings:

          "Buyer Tax Liabilities" shall have the meaning given to it in Paragraph 2.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Current Tax Year" means the accounting period for tax purposes that includes the Closing Date.

          "Other Tax Related Amounts" shall have the meaning given to it in Paragraph 5(a)(1).

          "Post-Closing Operations" means all activities of KVT other than Pre-Closing Operations.

          "Pre-Closing Operations" means all activities attributable to, or conducted by, the Sellers, or KVT during any period ending on or before the Closing Date. The term
     "Pre-Closing Operations" includes the deemed sale of KVT's assets pursuant to the Section 338(h)(10) Election.

          "Pre-Closing Tax Returns" means all Tax Returns for KVT for any taxable period that ends on or before the Closing
     Date.

          "Section 338 Forms" means all returns, documents, statements and other forms that are required to be submitted to any federal, state, county, or other governmental authority in connection with the Section 338(h)(10) Election, including
     (i) any "Statement of Section 338 Election" and U.S. Internal Revenue Service Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treasury Regulation Section 1.338-1T or Treasury Regulation Section 1.338(h)(10)-1T, (ii) any "regular exclusion election," if any, filed with respect to pursuant to Treasury Section 1.338-5T(c)(2), (iii) any comparable or similar state, local or other governmental submissions, and (iv) any submissions required by any state, local or other governmental authority by reason of the fact that such an authority does not recognize the Section 338(h)(10) Election.

          "Section 338(h)(10) Election" means an election for federal income tax purposes described in Section 338(h)(10) of the Code with respect to the stock purchase described in the Stock Purchase Agreement, including any elections under
     Section 338(g) of the Code that Buyer is required to make under applicable law when making the Section 338(h)(10) Election, as well as any comparable election provided for under state or local law..

          "Seller Tax Liabilities" shall have the meaning given to it in Paragraph 2.

          "Tax or Taxes" means all federal, state, local, and foreign taxes or assessments, including, without limitation, those relating to net income, gross receipts, gross income, capital stock, franchise, unitary, profits, employees and payroll, withholding, foreign withholding, social security, unemployment, disability, real property, personal property, intangibles, stamp, excise, sales, use, transfer, value added, customs, premium, windfall profits, alternative minimum or estimated taxes, together with any interest, penalties or additions to tax or additional amounts with respect to the foregoing, whether disputed or not.

          "Tax Return" means any declaration, report, claim for refund, information return, return or statement relating to Taxes, including any schedules or attachments as well as any amendments (whether submitted on a consolidated, combined, separate or unitary basis).

     2. Liability for Taxes. The Sellers shall be responsible for and pay all Taxes resulting from Pre-Closing Operations (including without limitation all transfer Taxes arising out of this transaction) (collectively "Seller Tax Liabilities"). Buyer shall be responsible for and pay all Taxes resulting from Post-Closing Operations ("Buyer Tax Liabilities").

          (a)  For purposes of this Paragraph 2, Seller Tax
Liabilities shall include the following:

               (i)  All liability for Taxes attributable to
     operations of KVT or in the ordinary course of business for the period ending on the Closing Date;

               (ii)  The liability of the Sellers for Taxes
     directly resulting from the recognition of gain or loss by KVT in connection with the sale of the shares of stock of KVT, as a result of any Section 338(h)(10) Election and all similar elections made under state, local, or other law; and

               (iii) Any item of Tax the liability for which properly accrues on or before the Closing Date, regardless of when such Tax is properly due and payable, including without limitation sales taxes, tangible personal property taxes and gross receipts or license taxes.

          (b) Computations. The amount of taxable income, gain, loss and any Tax thereon that is considered attributable to Pre-Closing Operations and to Post-Closing Operations shall be determined by (a) assuming that KVT's taxable year (including the taxable year of ) ends as of the Closing, immediately after the deemed sale of assets pursuant to the Section 338(h)(10) Election;
(b) closing on an actual basis the books of KVT and as of the close of such date; and (c) preparing a Tax Return based on the income, gain, deductions and losses as so determined under an accurate and appropriate accounting method and, to the extent permissible, on a basis consistent with the methodology and elections employed in prior years; provided, however, that nothing contained in this Paragraph 2(b) shall limit in any way the rights of Buyer or KVT to be indemnified by the Sellers or the right of Sellers to be indemnified by Buyer under any provision of this Tax Agreement or of the Stock Purchase Agreement.

     3.  Pre-Closing and Post-Closing Date Returns and Taxes.

          (a) Pre-Closing Date Return and Taxes. The Sellers shall be responsible for preparing and filing all Pre-Closing Tax Returns on or before the due date (including extensions) and for the payment of all Tax due with respect to such Pre-Closing Tax Returns. Except as previously consented to in writing by Buyer (which consent shall not be unreasonably withheld), every position taken on a Pre-Closing Tax Return shall be consistent with the methodology and elections employed in prior years. Buyer shall not amend, or take any similar action with respect to, any Pre-Closing Tax Returns without the prior written consent of the Sellers, which consent shall not unreasonably be withheld.

          (b) Review of Return. Not less than twenty-five (25) days before the earlier of the due date of any Pre-Closing Tax Return (including amended Tax Returns and refund claims) of KVT or the date on which such Tax Returns are filed, the Sellers shall furnish a draft of such Tax Return (or the portions relating to KVT) to Buyer for its review. Not less than ten (10) days before the earlier of the due date of such Tax Return or the date on which such Tax return is filed, Buyer shall forward to the Sellers any comments it may have relating to such Tax Return.

          (c) Post-Closing Date Returns and Taxes. Buyer shall be responsible for preparing and filing all Tax Returns other than Pre-Closing Tax Returns and for paying all Buyer Tax Liabilities with respect to such returns.

          (d) Straddle Returns and Taxes. Notwithstanding Paragraphs 3(a) and 3(c) of this Tax Agreement, with respect to any tax period that includes Pre-Closing Operations and Post-Closing Operations and for which the Sellers do not file returns and pay Taxes because the applicable tax period does not end on or before the Closing Date, or with respect to any other reason that Buyer incurs liability for Taxes that are attributable to activities, operations or assets of KVT, KVT or Buyer shall file the applicable Tax Returns and pay the Tax due with respect to such returns. Not less than twenty-five (25) days before the earlier of the due date of any such Tax return (including amended Tax returns and refund claims) or the date on which such Tax return is filed, KVT or Buyer shall furnish a draft of such Tax return (or the portions relating to KVT of a consolidated federal income Tax return or a state, local or other consolidated, combined, or unitary Tax return that includes KVT) to the Sellers for their review. Not less than ten (10) days before the earlier of the due date of such Tax return or the date on which such Tax return is filed, the Sellers shall forward to Buyer any comments they may have relating to such Tax return. The Sellers shall be responsible for and pay to KVT five (5) days before the due date of such Tax Return any Seller Tax Liabilities with respect to such Tax Return.

          (e) Cooperation. The Sellers and Buyer shall cooperate fully with each other in connection with the preparation and filing of all Tax Returns or any audit examinations for any period, including, but not limited to, the furnishing or making available of records, books of account and any other information necessary for the preparation of the Tax Returns, as well as making employees available on a mutually convenient basis to provide additional information and explanation. If The Sellers are required to file a Pre-Closing Tax Return after the Closing Date, Buyer shall cause KVT to permit the Sellers to sign such Pre-Closing Return on behalf of KVT under a limited power of attorney. The Sellers and Buyer shall each use their best efforts to obtain any certificates or other documents from any governmental authority or any other persons as may be necessary or helpful to mitigate, reduce or eliminate any Taxes that would otherwise be imposed with respect to the transactions contemplated by the Stock Purchase Agreement or this Tax Agreement and which do not adversely affect any party to this Tax Agreement.

          (f)  Record Retention.

               (i) Buyer shall cause KVT to retain all books, records, returns, schedules, documents and other papers relating to its federal, state, foreign or other Tax liability, for any taxable year or portion thereof ending on or before the Closing Date, for the longer of three years from the date hereof or the full period of the applicable statutes of limitation, including extensions, for the period to which such Taxes relate. Buyer shall give, and shall cause KVT to give, the Sellers and their professional advisers reasonable access, during normal business hours, to the books, files and records of KVT (and the right to make copies thereof) existing as of or prior to the Closing Date as the Sellers shall from time to time reasonably request. Prior to destroying or disposing of any books and records that may be useful to the Sellers in connection with any such matters, Buyer shall give ninety (90) days notice to the Sellers of the intended destruction or disposition, and the Sellers shall have the right to take possession of the same or to make copies of the same at the expense of the Sellers. The Sellers shall use reasonable efforts to preserve the confidentiality of all such materials, subject to the need of the Sellers to disclose such materials in connection with any actions or proceedings or any investigation of claims under or in connection with the Stock Purchase Agreement (including the prosecution or defense of claims for indemnification).

               (ii) The Sellers shall retain all books, records, Tax Returns, schedules, documents and other papers relating to the federal, state, foreign or other Tax liability, for any taxable year or portion thereof during which they owned KVT for the longer of three years from the date hereof or the full period of the applicable statutes of limitation, including extensions, for the periods to which such Taxes relate. The Sellers shall give Buyer and KVT and their officers, employees and professional advisors reasonable access, during normal business hours, to the books, files and records of the Sellers (and the right to make copies thereof) as Buyer shall from time to time reasonably request. Prior to destroying or disposing of any books and records that may be useful to Buyer in connection with any such matters, the Sellers shall give ninety (90) days notice to Buyer of the intended destruction or disposition, and Buyer shall have the right to take possession of the same or to make copies of the same at the expense of Buyer. Buyer shall use reasonable efforts to preserve the confidentiality of all such materials, subject to the need of Buyer to disclose such materials in connection with any actions or proceedings or any investigation of claims under or in connection with the Stock Purchase Agreement (including the prosecution or defense of claims for indemnification).

          (g)  Contests.

               (i) With respect to any Pre-Closing Tax Return, the Sellers and their duly appointed representatives shall have the sole right, at their expense, to supervise or otherwise coordinate any examination process and to negotiate, resolve, settle or contest any asserted Tax deficiencies or assert and prosecute any claims for refund. The foregoing notwithstanding, without the express written consent of Buyer, which consent shall not be unreasonably withheld, the Sellers shall not file any amended Tax Return, enter into any agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Tax, consent to any extension or waiver of the limitation periods applicable to any Tax claim or assessment, or take any other action if any such action would have the effect of increasing Buyer Tax Liabilities, unless such action is required to comply with applicable law.

               (ii) With respect to any other Tax Return, Buyer and its duly appointed representatives shall have the sole right, at its expense, to supervise or otherwise coordinate any examination process and to negotiate, resolve, settle or contest any asserted Tax deficiencies or assert and prosecute any claims for refund. The foregoing notwithstanding, without the express written consent of the Sellers, which consent shall not be unreasonably withheld, Buyer shall not file any amended Tax Return, enter into any agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Tax, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, or take any other action if any such action would have the effect of increasing the Seller Tax Liabilities, unless such action is required to comply with applicable law.

               (iii) Each party hereto shall, within twenty (20) days (unless action is required sooner, then as soon as practicable), notify the other of the assertion of any claim or the commencement of any suit, action, proceeding, investigation or audit with respect to the operations of KVT that is the subject of this Paragraph 3(g)(iii), and shall provide the other party with copies (subject to deletion of irrelevant information) of all correspondence relating to such contest.

          (h) Allocation of Refunds. If an audit, amended Tax Return or other action results in a refund of Taxes, such refund (including any interest paid thereon) shall be paid: (i) to the Sellers if the deduction, loss, or other item that gives rise to the refund is attributable to Pre-Closing Operations and the refunded Tax was actually paid by the Sellers; and (ii) to Buyer in all other events. The parties shall lend mutual assistance to each other in taking such action as may be necessary to procure a refund, including the preparation, filing and processing of any requisite amended return or other documents.

     4.  Section 338(h)(10) Election Matters.

          (a) Section 338(h)(10) Election. At Buyer's sole option and upon written notice given by Buyer to Sellers at least thirty
(30) days prior to the last day prescribed by law for making an election, Buyer and the Sellers will make timely, effective and irrevocable Section 338(h)(10) Elections as set forth in this Tax Agreement, and will file such elections in accordance with applicable regulations. The Sellers shall cooperate with Buyer in completing and filing all Section 338 Forms required to effect such Elections. The provisions of this Tax Agreement shall also apply to any such elections that Buyer or KVT makes for state or local Tax purposes.

          (b) Sellers' Representations. The Sellers represent that KVT is an S corporation within the meaning of Section 1361(a) of the Code for the Current Tax Year. Buyer and the Sellers shall make or cause to be made the Section 338(h)(10) Elections with respect to KVT following the procedures set forth in this Tax Agreement. Buyer and the Sellers agree to report transactions under the Stock Purchase Agreement consistent with the Section 338(h)(10) Elections, and shall take no position contrary thereto unless required to do so pursuant to a final determination by any taxing authority or judicial proceeding.

          (c) Indemnification by Sellers. The Sellers shall pay and indemnify and hold Buyer and KVT harmless from any and all liability of the Sellers for Taxes directly arising from the recognition of gain or loss by KVT in connection with the sale of the shares of stock of KVT by the Sellers, as a result of any
Section 338(h)(10) Election, provided, further, that the Sellers shall pay and indemnify and hold Buyer and KVT harmless from any and all liability for Taxes resulting from the failure of the Sellers to timely execute and file the Section 338 Forms required to be filed by the Sellers in connection with the Section 338(h)(10) Election, which Section 338 Forms shall include the applicable information relating to KVT and the Sellers, provided that Buyer shall previously have provided such Forms for the Sellers' review in accordance with Paragraph 4(c) hereof and shall have executed and delivered such Forms to the Sellers no later than five (5) business days prior to the due date thereof.

          (d) Indemnification by Buyer. If a Section 338(h)(10) Election is made pursuant to Paragraph 4(a), Buyer and KVT shall pay and indemnify and hold the Sellers harmless from any increase in Taxes directly resulting from such Section 338(h)(10) Election. For purposes of this Paragraph (d), the increase in Taxes from a
Section 338(h)(10) Election shall be equal to the amount by which Taxes payable by the Sellers on the sale of KVT stock solely by reason of such Election exceeds the amount of such Taxes that would have been payable had such Election not been made. No later than June 1, 1996, the Sellers shall provide Buyer with a schedule showing the estimated computation of the maximum amount of increase in Taxes, if any, for which Buyer would be required to make indemnification hereunder, so that Buyer may determine whether to make such Election. Buyer and KVT shall cooperate with the Sellers and their tax advisors in preparing the schedule described in the preceding sentence.

          (e) Returns. Unless otherwise required by relevant law, Buyer shall be responsible for preparing and filing all Section 338 Forms in accordance with the terms of this Tax Agreement. Buyer shall furnish copies of the Section 338 Forms to the Sellers for the Sellers' review and execution at least twenty-five (25) business days before the date such Section 338 Forms are required to be filed. The Sellers shall execute and deliver to Buyer such documents or forms as Buyer may reasonably request to complete properly the Section 338 Forms, provided that such documents or forms have been provided previously to the Sellers for their review as described above and are delivered to the Sellers at least five
(5) business days before the date such Section 338 Forms are required to be filed. The Sellers shall file the Section 338 Forms required to be filed by them in order to effect the Section 338(h)(10) Election.

          (f) Allocations. Buyer and the Sellers agree that the deemed sale price of the assets shall be determined by Deloitte &
Touche LLP in accordance with Treasury Regulation Section
1.338(h)(10)-1T(f) and the parties will file the forms required under the Code and the regulations thereunder in a manner substantially consistent with such determination.

          (g) Sellers' Expenses. Buyer or KVT shall reimburse the Sellers for their reasonable costs incurred solely in connection with discharging their obligations under this paragraph.

     5.  Indemnification.

          (a) Indemnification of Buyer.

               (i) The Sellers shall indemnify, protect, save and keep harmless Buyer and its affiliates (collectively, the "Indemnified Buyer Group") against (A) any and all Seller Tax Liabilities and (B) any damage, loss, liability or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees) arising out of any Seller Tax Liabilities or any breach of a covenant or agreement made by the Sellers in this Tax Agreement (the items in this (B) collectively are referred to as "Other Tax Related Amounts"). The Sellers shall promptly pay to the Indemnified Buyer Group in immediately available funds such amount as will indemnify and hold harmless the Indemnified Buyer Group (on an after-tax basis) with respect to any such Seller Tax Liabilities or Other Tax Related Amounts.

               (ii) If the Indemnified Buyer Group receives any written claim or demand for any Tax for which the Indemnified Buyer Group is or would be indemnified by the Sellers, Buyer shall, as required by Paragraph 3(e) of this Tax Agreement, promptly notify the Sellers of such Tax claim or demand. If Buyer's failure to give such prompt notice has materially and adversely affected the Sellers' rights to contest the asserted Tax claim or demand in both the administrative and judicial forums, then the Sellers shall not be liable hereunder to the Indemnified Buyer Group with respect to such asserted Tax claim or demand.

          (b)  Indemnification of the Sellers.

               (i) Buyer shall indemnify, protect, save and keep harmless the Sellers against any and all Buyer Tax Liabilities and any damage, loss, liability, or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees) arising out of any Buyer Tax Liabilities. Buyer shall promptly pay to the Sellers in immediately available funds such amount as will indemnify and hold harmless the Sellers (on an after-tax basis) with respect to such Buyer Tax Liabilities and any damage, loss, liability, or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees) arising out of any Buyer Tax Liabilities.

               (ii) If the Sellers receive any written claim or demand for any Tax for which the Sellers are or would be indemnified by Buyer, the Sellers shall, as required by Paragraph 3(e) of this Tax Agreement, promptly notify Buyer of such Tax claim or demand. If the Sellers' failure to give such prompt notice has materially and adversely affected Buyer's right to contest the asserted Tax claim or demand in both the administrative and judicial forums, then Buyer shall not be liable hereunder to the Sellers with respect to such asserted Tax claim or demand.

          (c)  Right of Set-Off.

               (i) The Sellers hereby authorize Buyer and KVT, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts owed by any of them to, or any indebtedness at any time owing by any of them to, the Sellers against any and all of the obligations of the Sellers to Buyer and KVT under this Tax Agreement. The rights of Buyer and KVT under this Paragraph 5(c) are in addition to other rights and remedies (including, without limitation, other rights of set-off) that they may have against the Sellers. Buyer and KVT agree to notify the Sellers promptly after either of them exercises any such right of set-off.

               (ii)  In the event of any set-off under this
     Paragraph 5(c), Buyer and KVT, as the case may be, shall pay or apply such withheld or set-off amount against indemnification obligations of the Sellers hereunder, and to the extent that such withheld or set-off amount exceeds the amount of the indemnification obligations of the Sellers hereunder, such excess shall be promptly returned and paid over to the Sellers.

               (iii) If any amount withheld under this Paragraph 5(c) is determined by agreement of Buyer, KVT, and the Sellers to exceed the actual amount as to which Buyer or KVT is entitled to have set off pursuant to Paragraph 5(c), then Buyer or KVT, as the case may be, shall pay such excess to the Sellers together with interest thereon from the original due date thereof to the date of payment, at the annual rate of one per cent (1%) plus the prime rate (the base rate on corporate loans at large U.S. money center commercial banks) published in the "Money Rates" section of The Wall Street Journal, immediately before the date of payment.

     6.  Certain Tax Elections.

          (a) Except as required by the Code or the regulations promulgated thereunder and except for the Section 338(h)(10) Elections, without the prior written consent of Buyer, neither the Sellers nor KVT shall make any new election or change any existing election, change an annual accounting period or adopt or change any accounting method if any such election, adoption or change would have the effect of increasing Buyer Tax Liabilities, provided, that Buyer will waive such objection on payment by the Sellers of the amount necessary to hold Buyer harmless.

          (b) Except as required by the Code or the regulations promulgated thereunder and except for the Section 338(h)(10) Election, without the prior written consent of the Sellers neither Buyer nor KVT shall make any election, change an annual accounting period or adopt or change any accounting method if any such election, adoption or change would have the effect of increasing Seller Tax Liabilities, provided, that the Sellers will waive such objection on payment by Buyer of the amount necessary to hold the Sellers harmless.

     7. Survival; Limitation on Indemnification. Notwithstanding anything in this Tax Agreement or the Stock Purchase Agreement to the contrary, (i) the liability of the parties to indemnify each other for breach of the representations and warranties made by the parties in this Tax Agreement regarding Taxes and in any other certificates and documents delivered in connection with them, and the provisions of Paragraph 5 shall survive until the date on which the full period of all applicable statutes of limitations, including extensions, expires; provided, however, that any claims that have been made before such date shall survive until final resolution thereof.

     8. Notices. All notices, requests, demands and other communications that are required or may be given under this Tax Agreement shall be considered to be properly given and received when made in accordance with the provisions of the Stock Purchase Agreement.

     9. Successors. This Tax Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

     10. Governing Law. This Tax Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia, without regard to its laws or regulations relating to conflicts of laws.

     11. Counterparts. This Tax Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. Conflicts. This Tax Agreement shall supersede any conflicting provision concerning Taxes in the Stock Purchase
Agreement.

     In Witness Whereof, the parties by their duly authorized officers have caused this Tax Agreement to be executed as of the date above first written.

                                   COMDIAL CORPORATION



                                   By ________________________
                                        Wayne R. Wilver
                                        Senior Vice President



                                   ___________________________
                                        Nick Branica



                                   ___________________________
                                        Eoin Heaney




      Exhibit G
Form of Certificate of Incorporation
------------------------------------


                   CERTIFICATE OF INCORPORATION
                                OF



          1.   The name of the corporation is ________________
_____________________________ (the "Corporation").

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, DE 19801. The name of its registered agent at such address is the Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is:

               To engage in any lawful act or activity for which corporations may be organized under the General Corporation
     Law of Delaware.

     4. The total number of shares of stock which the Corporation shall have the authority to issue is one hundred
(100) shares of Common Stock with a par value of one cent ($.01) per share.

     5. The name and mailing address of the sole incorporator is as follows:

          NAME                     MAILING ADDRESS

 Robert E. Stroud, Esq.        McGuire, Woods, Battle &
                               Boothe, L.L.P.
                               Court Square Building
                               P.O. Box 1288
                               Charlottesville, VA 22902

     6.   The Corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation.

     8. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     9. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement of the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     10. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this ____ day of February, 1996.





                                Robert E. Stroud, Incorporator




      Exhibit H
Form of Bylaws
--------------


                           B Y L A W S
                                OF

              _____________________________________


                            ARTICLE I
                             OFFICES
     Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                            ARTICLE II
                     MEETINGS OF SHAREHOLDERS
     Section 1. All meetings of shareholders for the election of directors shall be held at the principal office of the corporation or at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders shall be held on the fifteenth day of February if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice the of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                           ARTICLE III
                            DIRECTORS
     Section 1. The number of directors which shall constitute the whole board shall be between two and seven. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board as constituted immediately prior to any such increase, the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by the Bylaws directed or required to be exercised or done by the stockholders.

                Meetings of the Board of Directors

     Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 7. Special meetings of the board may be called by the president on five days notice to each director, if given orally (either by telephone or in person), or by telegraph, or upon not less than ten days notice if given by depositing in the United States mails, postage prepaid; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     Section 8. At all meetings of the board, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 10. Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute present in person at the meeting.

                     Committees of Directors

     Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                    Compensation of Directors

     Section 13. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                       Removal of Directors

     Section 14. Unless otherwise restricted by the certificate of incorporation or Bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.



                            ARTICLE IV
                             NOTICES
     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                            ARTICLE V
                             OFFICERS
     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide.

     Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice-presidents, a secretary and a treasurer.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are appointed and qualify. Any officers elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                   The Chief Executive Officer
     Section 6. The chief executive officer of the corporation shall report directly to the board of directors. Except in such instances as the board of directors may confer powers in particular transactions upon any other officer, and subject to the control and direction of the board of directors, the chief executive officer shall supervise, manage and direct the business of the corporation and shall communicate to the board of directors and any committee thereof, reports, proposals and recommendations for their respective consideration or action. He may do and perform all acts on behalf of the corporation and sign contracts and other documents in the name of the corporation. He shall, when present, preside at meetings of the stockholders.

                          The President
     Section 7. Subject to such supervisory powers as may be given by the board of directors to the chief executive officer, the president shall have such powers and perform such duties as the board of directors shall from time to time prescribe and shall report directly to the board of directors. His principal function shall be to support, advise and assist the chief executive officer. In the absence of the chairman of the board, or chief executive officer, the president shall preside at all meetings of the board of directors. The president shall have such other duties as may be prescribed by the board of directors.


                       The Vice-Presidents
     Section 8. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there by more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

              The Secretary and Assistant Secretary
     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

              The Treasurer and Assistant Treasurers
     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of all receipts and disbursements in books belonging to the corporation and shall deposit all moneys or other valuable effects in the name and to the credit of the corporation in such depositories as be designated by the board of directors.

     Section 12. He shall disburse funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 13. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                            ARTICLE VI
                       CERTIFICATE OF STOCK
     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                        Lost Certificates
     Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                        Transfers of Stock
     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                        Fixing Record Date
     Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent or corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange or stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, not more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                     Registered Stockholders
     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                           ARTICLE VII
                         INDEMNIFICATION
     Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

     Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VII or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4.  Any indemnification under Sections 1 or 2 of this
Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VII. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

     Section 6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.


                           ARTICLE VIII
                        GENERAL PROVISIONS

                            Dividends

     Section 1. Dividends upon the capital stock of the corporation subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before the declaration of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, of for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                         Annual Statement

     Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                              Checks

     Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.



                           Fiscal Year

     Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                               Seal

     Section 6. The corporate seal shall have inscribed thereon name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                            ARTICLE IX
                            AMENDMENTS
     Section 1. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stock holders to adopt, amend or repeal bylaws.



      Exhibit I
Form of Sellers' Counsel Legal Opinion
--------------------------------------



        [ Letterhead of Burgess, Harrell, Mancuso & Olson]



                         < closing date >




Comdial Corporation
1180 Seminole Trail
Charlottesville, Virginia 22901
Attn: William G. Mustain

         Stock Purchase Agreement  Dated March __, 1996,
     Among Comdial Corporation, Nick Branica and Eoin Heaney

Ladies and Gentlemen:

     We have acted as counsel for Nick Branica and Eoin Heaney ("Sellers") and Key Voice Technologies, Inc., a Florida corporation ("KVT") in connection with the transactions contemplated by a Stock Purchase Agreement dated March __, 1996 (the "Agreement"), among Comdial Corporation, a Delaware corporation ("Buyer") and Sellers, pursuant to which, among other things, Sellers have agreed to sell and Buyer has agreed to buy all of Sellers' stock of KVT. This opinion is rendered pursuant to the provisions of Section 7.2(3) of the Agreement. All terms used herein, and not otherwise defined herein, shall have the meanings they have in the Agreement unless the context requires otherwise.

          In so acting, we have examined such certificates of public officials, certificates of officers of KVT, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of Sellers and KVT, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon certificates of Sellers and officers of KVT with respect to the accuracy of certain factual matters relevant to the opinions contained herein.

          Based upon the foregoing, it is our opinion that:

          1. KVT is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The chief executive officer of KVT has submitted to us a certificate, a copy of which is attached hereto as Appendix 1, with respect to qualification as a foreign corporation in other jurisdictions. We have no knowledge that any of the information contained in such certificate is incorrect in any material respect. To the best of our knowledge, KVT has no subsidiaries.

          2. KVT has all corporate power and authority to own all of its properties and assets and to carry on its business as now being conducted, except as may be indicated on the certificate referenced in paragraph 1 above..

          3. Each of Sellers has the capacity and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The Agreement has been duly executed and delivered by each of Sellers and constitutes the valid and binding obligation of Sellers, enforceable against each of them in accordance with its terms. Our opinion is subject to the qualifications that the enforceability of the Agreement against Sellers may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (ii) equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law) and (iii) the requirement that the parties act with reasonableness and in good faith to the extent required by applicable law.

          4. To the best of our knowledge, each of Sellers and KVT has made all filings with, and obtained all permits, authorizations, consents or approvals of public bodies required of it as a condition to the lawful consummation of the transactions contemplated by the Agreement.

          5. (a) Immediately prior to the Closing, the authorized capital stock of KVT consists of 1,000 shares of KVT Common Stock, of which (i) 200 shares of KVT Common Stock are issued and outstanding and owned of record and beneficially by Sellers, free of any lien, claim or other encumbrance, (ii) no shares of KVT Common Stock are held in the treasury of KVT, (iii) no shares of KVT Common Stock are reserved for future issuance in connection with the KVT Employee Plans, and (iv) no shares of KVT Common Stock are reserved for future issuance or subject to any stock warrants or options. All shares of KVT Common Stock held by Sellers are duly authorized, validly issued, fully paid and nonassessable. To the best of our knowledge, there are no obligations, contingent or otherwise, of KVT to repurchase, redeem or otherwise acquire any shares of KVT Common Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any corporation, partnership, limited liability company, joint venture or other organization.

          (b) To the best of our knowledge, except as set forth in Paragraph 5(a), (i) there are no equity securities of any class of KVT, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which KVT is a party or by which it is bound obligating KVT to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of KVT or obligating KVT to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best our knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of KVT[, except for that certain stockholder agreement among KVT and Sellers and dated __________, 19__].

          6. The execution and delivery by Sellers of the Agreement and the consummation of the transactions contemplated thereby does not and will not violate or result in a breach of any provision of the Certificate of Incorporation or Bylaws of KVT or, to the best of our knowledge, (i) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation known to us (including, but not limited to, any license or other agreement related to KVT Intellectual Property Rights) to which KVT or either of the Sellers is a party or by which KVT or either of the Sellers or the business conducted by it or either of them may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to KVT or either of the Sellers or to the business conducted by it or either of them.

          7. In the course of our engagement to represent or advise KVT or either of the Sellers professionally, we have not become aware of any pending legal proceeding before, or investigation by, any court or administrative agency or authority or any arbitration tribunal nor have we devoted substantive attention in the form of legal representation or consultation to any overtly threatened litigation against KVT, either of the Sellers, or any of their respective properties or assets, or with respect to the transactions contemplated by the Agreement. In expressing the foregoing opinion, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed legal services for KVT or the Sellers whether such services involved substantive attention in the form of legal consultation concerning pending or overtly threatened litigation. Beyond that (and except for due inquiry of the chief executive and financial officers of KVT), we have not made any review of KVT's transactions or other matters as a basis for the opinion expressed herein.


     The opinions expressed herein are limited to matters governed by the laws of the State of Florida. This letter is furnished to Buyer and is solely for Buyer's benefit and for the benefit of Fleet Financial Corporation or any financial institution lending funds to Buyer for the purpose of consummating the transactions contemplated by the Agreement. No other persons are entitled to rely on this letter without our prior written consent.

                         Very truly yours,









                                                             Appendix 1


                      CERTIFICATE OF OFFICER


     The undersigned officer of Key Voice Technologies, Inc., a Florida corporation (the "Corporation"), hereby certifies the following in connection with the Stock Purchase Agreement dated March __, 1996 between Comdial Corporation, a Delaware corporation ("Buyer"), and Nick Branica and Eion Heaney ("Sellers"), pursuant to which Sellers have agreed to sell, and Buyer has agreed to buy, all of the issued and outstanding shares of the Corporation:

     1.  The Corporation is incorporated in the State of Florida.

     2. The Corporation is not qualified as a foreign corporation in any jurisdiction.

     3. The Corporation does not own, lease, license or use any real or personal property or other assets outside the State of Florida; however, the Corporation sells product throughout the United States through independent dealers and, in addition, has one employee engaged in sales in each of the States of California and Michigan.

     4. The Corporation has received no notice or other communi-cation from any State (i) inquiring as to its activities within such State, (ii) requesting or demanding that it qualify as a foreign corporation in such State or (iii) requesting or demanding that it pay any registration, franchise, income or other tax or fee or file any type of form or return with respect thereto.

     IN WITNESS WHEREOF, I have hereunder set my hand this ___ day of March, 1996.


                              KEY VOICE TECHNOLOGIES, INC.



                              By:____________________________

                              Title:__________________________

      Exhibit J
Form of Buyer's Counsel Legal Opinion
-------------------------------------





       [ Letterhead of McGuire, Woods, Battle & Boothe llp]



                         < closing date >




Mr. Nick Branica
Mr. Eoin Heaney
c/o Key Voice Technologies, Inc.
1919 Ivanhoe Street
Sarasota, Florida 34231

          Stock Purchase Agreement  Dated _______, 1996
     Among Comdial Corporation, Nick Branica and Eoin Heaney

Dear Messrs. Branica and Heaney:

     We have acted as counsel for Comdial Corporation, a Delaware corporation ("Buyer") in connection with the transactions contemplated by a Stock Purchase Agreement dated ___________, 1996 (the
"Agreement"), among Buyer, Nick Branica and Eoin Heaney ("Sellers") and Key Voice Technologies, Inc., a Florida corporation
("KVT"), pursuant to which, among other things, Sellers have agreed to sell and Buyer has agreed to buy all of Sellers' stock of KVT.
This opinion is rendered pursuant to the provisions of Section
7.3(3) of the Agreement. All terms used herein, and not otherwise defined herein, shall have the meanings they have in the Agreement unless the context requires otherwise.

          In so acting, we have examined such certificates of public officials, certificates of officers of Buyer, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of Buyer, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon certificates of officers of Buyer with respect to the accuracy of certain factual matters relevant to the opinions contained herein.

          Based upon the foregoing, it is our opinion that:

          1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. Buyer has the corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The execution and delivery by Buyer of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary with respect thereto.

          3. The Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms. Our opinion is subject to the qualifications that the enforceability of the Agreement against Buyer may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (ii) equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law) and (iii) the requirement that the parties act with reasonableness and in good faith to the extent required by applicable law.

          4. The Buyer Common Stock issued to the Sellers is duly authorized, validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to matters governed by the laws of the Commonwealth of Virginia and General Corporation Law of the State of Delaware. This letter is furnished to Sellers and is solely for Sellers' benefit. No other persons are entitled to rely on this letter without our prior written consent.

                              Very truly yours,